                                                                   EXHIBIT 10.13


LABOR AGREEMENT AND WAGE SCALE                                                 2
ARTICLE 1 TERMS OF AGREEMENT                                                   2
ARTICLE 2 GENERAL PURPOSES OF AGREEMENT                                        3
ARTICLE 3 RECOGNITION                                                          3
ARTICLE 4 UNION MEMBERSHIP                                                     3
ARTICLE 5 STRIKES AND LOCKOUTS                                                 4
ARTICLE 6 NON-DISCRIMINATION                                                   4
ARTICLE 7 ADJUSTMENT OF GRIEVANCES                                             4
ARTICLE 8 SENIORITY                                                            6
ARTICLE 9 LAYOFF AND RECALL                                                    8
ARTICLE 10 JOB ALLOCATION                                                      9
ARTICLE 11 HOURS AND SCHEDULING                                               14
ARTICLE 12 TIME KEEPING                                                       16
ARTICLE 13 CHEMICAL ABUSE                                                     17
ARTICLE 14 WAGES                                                              19
ARTICLE 15 CALL TIME AND REPORTING TIME                                       24
ARTICLE 16 OVERTIME AND PREMIUM PAY                                           24
ARTICLE 17 OUTSIDE CONTRACTORS                                                27
ARTICLE 18 FUNERAL LEAVE                                                      27
ARTICLE 19 ABSENCE                                                            28
ARTICLE 20 JURY DUTY                                                          29
ARTICLE 21 HOLIDAYS                                                           30
ARTICLE 22 VACATIONS                                                          31
ARTICLE 23 INSURANCE                                                          33
ARTICLE 24 PENSION PLAN                                                       36
ARTICLE 25 END OF THE YEAR BONUS                                              38
ARTICLE 26 BULLETIN BOARDS                                                    38
ARTICLE 27 SERVICE AND SAVINGS CLAUSE                                         38
ARTICLE 28 TOOL REPLACEMENT                                                   38
ARTICLE 29 EDUCATIONAL EXPENSES                                               38
ARTICLE 30 SAFETY EQUIPMENT                                                   39
ARTICLE 31 CENTRAL MAINTENANCE FLEXIBILITY                                    39
ARTICLE 32 JOINTNESS AGREEMENT                                                40
ARTICLE 33 COMPANY AFFAIRS AND PROCESSES                                      41
EXHIBIT A SAFETY RULES                                                        43
EXHIBIT B PLANT AND COMPANY RULES                                             45
EXHIBIT C RATE SCHEDULE                                                       47
EXHIBIT D INSURANCE SUMMARY                                                   49
EXHIBIT E VACANCY PROGRESSION                                                 51

                         LABOR AGREEMENT AND WAGE SCALE

Articles of Labor Agreement by and between Pope & Talbot, Wis., Inc., Eau Claire, Wisconsin (hereinafter referred to as the Company), and the United Paperworkers International Union and its affiliated Local No. 42, (hereinafter referred to as the Union).

                                   WITNESSETH

                                    Article 1

                               TERMS OF AGREEMENT

1.1      Change or modification of Agreement.

1.101 This agreement will be in effect April 1, 1997, and will remain in effect until March 31, 2000, inclusive, and from year to year thereafter, unless terminated in accordance with the provisions of Paragraph 1.2 below.

1.102 If either party will desire to change any provision of this Agreement, it will give written notice of such desire to the other party at least sixty (60) days in advance of any anniversary date.

1.103 The giving of notice provided in Paragraph 1.102. above will constitute an obligation upon both parties to negotiate in good faith all questions at issue, with the intent of reaching written agreement prior to the anniversary date.

1.104 If the parties have not reached agreement on or before the anniversary date, all the provisions of the agreement will remain in effect unless specifically terminated in accordance with the provisions 1.2.
         below.

1.105 In the event the new Agreement is consummated after March 31, 2000, all provisions of said Agreement will be made retroactive to April 1 provided the Union has requested the conference sixty (60) days prior to March 31, for the purpose of negotiating the changes or modifications of this Agreement.

1.106 This Agreement is all inclusive. All prior side agreements and practices are null and void unless incorporated into this Agreement. Side agreements during the term of this contract must be mutually agreed to and signed by the parties to this Agreement.

1.2      Termination of Agreement:

1.201 At any time after the anniversary date, if no agreement on the questions at issue has been reached, either party may give written notice to the other party of intent to terminate the Agreement in no less than 10 days. All the provisions of the Agreement will remain in full force and effect until the time set forth has elapsed. During this period, attempts to reach an agreement will be continued.

1.202 If the parties have failed to resolve their differences before the time set forth has elapsed, all obligations under this agreement are automatically canceled.

                                    Article 2

                          GENERAL PURPOSES OF AGREEMENT

2.101 The intent and purpose of this agreement is to provide and promote harmonious relationship and cooperation between the company and the Union, under methods which will provide for the following:

         2.1011 Economic welfare of the Company and its employees;
         2.1012 Safety and health of their employees;
         2.1013 Quality and quantity of output;
         2.1014 Economy of operation and reduction of waste;
         2.1015 Cleanliness of plant and protection of property.

2.102 It is recognized by the parties of this agreement that it is the duty of the Company and the employees to cooperate fully, individually and collectively for the advancement of said conditions. As part of this cooperation, the Company agrees to notify the Union of any sale or shutdown of the operation as soon as the Company is aware of the situation.

2.103 The Company will provide safe and healthful working conditions for its employees which comply with or exceed any standards provided in federal, state, and local laws. It is the responsibility of the Company and the Union to insure that employees comply with the health and safety rules and procedures herein. This provision is not to be construed as a basis of liability of the Union to any employees in the event of illness or injury.

                                    Article 3

                                   RECOGNITION

3.101 The Company agrees to recognize the United Paperworkers International Union and its affiliated Local No 42 as the sole and exclusive collective bargaining agency governing wages, hours and working conditions for all production and maintenance employees including paper and pulp testers. Employees exempt from this Agreement will include supervisors, office employees, technical staff and watchmen.

                                    Article 4

                                UNION MEMBERSHIP

4.101 It is agreed that all employees covered by this Agreement will, as a condition of employment, become a member of the Signatory Union, after working thirty-one (31) days from their respective dates of employment, or the effective date of the signing of this Agreement or after employee is accepted by the Company as a regular employee, whichever is later.

4.102 It is also agreed that each vacation replacement, after working thirty-one (31) days, will be required to join the Union.

4.103 The Company agrees upon demand by the Union, to dismiss all employees who fail to become members or maintain membership in the Union.

                                    Article 5

                              STRIKES AND LOCKOUTS

5.101 There will be no authorized strikes or lockouts during the term of this Agreement. In the event of an unauthorized strike, the United Paperworkers International Union and its affiliated Local No. 42 will order the immediate return of the strikers to work.

                                    Article 6

                               NON-DISCRIMINATION

6.101 The Company and Union agree there will be no discrimination against any employee or applicant because of race, creed, sex, age, national origin, handicap, or veteran status.

6.102 The Company and the Union agree that all forms of sexual harassment will not be tolerated, and upon knowledge of any incident, the company will take immediate disciplinary action.

6.103 The use of the male gender in certain clauses of this Agreement is done for convenience purposes and does not imply any preference of male to female employees.

6.104 The Company and Union agree to comply with the intent and requirements of the Americans with Disabilities Act.


                                    Article 7

                            ADJUSTMENT OF GRIEVANCES

7.1      Adjustment Committee

7.101 The Local Union will elect or appoint a standing Adjustment Committee which will present any complaints that may arise concerning the administration of this Agreement to the appointed representative or representatives of the Company. This Adjustment Committee will represent the Local Union as the bargaining agency. The names on this committee will be filed with the Company.

         On ratification, the Company will pay for up to five members of the Union's Adjustment Committee and/or stewards attending grievance meetings.

7.2      Grievance Procedure

7.201 In the event an employee has a grievance, he will, with the department steward, refer the grievance verbally to his supervisor within 48 hours after the alleged violation becomes known.

7.202 In the event the supervisor and grieved employee cannot settle the grievance, a Union official or the aggrieved employee will, within 24 hours, file a Step 2 grievance at the Human Resources Office, who will forward copies to the Chief Steward and the Area Manager. The Step 2 meeting will be scheduled within 48 hours of receipt in the Human Resources Office. The answer will be given within 72 hours of the meeting.

7.203 Should settlement still be unsatisfactory, within 24 hours the grievance will be submitted to Step 3 and the parties will meet together with the International Representative and the Resident Manager for final determination within 10 days. A written answer will be given within 72 hours of the meeting.

7.204 If not settled at the prior step, it will be referred to arbitration within 21 days. The Federal Mediation and Conciliation Service will be used and the party seeking arbitration will submit a written request for a panel of seven qualified arbitrators.

         7.2041 The Company and Union will each strike alternate names from the panel and the remaining arbitrator will then be requested to be assigned to the matter at the earliest possible date.

         7.2042 The arbitrator's decision will be binding but he may not change or add to the language of the Labor Agreement. Wages are not subject to arbitration, wage adjustment requests will automatically be submitted at the third step.

         7.2043 The cost of the Arbitrator's fees and expenses will be shared equally by the Union and the Company.

7.205 Time limits may be altered by mutual agreement between Company and Union, but all time limits exclude Saturday, Sunday and Holidays.

7.206 In the event an employee has a record clear of violation for one year, prior violations will not be used in future grievances or disciplinary action.

7.207 Adjustments such as changing of hourly rates, hours of work working conditions and matters of like nature affecting this Agreement will meet the approval of all parties to this Agreement to be executed.

7.3      Union Committeemen and/or Stewards

7.301 All Union committeemen and/or stewards are subject to all of the plant rules and regulations regarding conduct of employees on the premises of the Company. It is understood and agreed by the parties hereto that each will cooperate with the other in reducing to a minimum the actual time spent by the committeemen and/or stewards in investigating, presenting and adjusting grievances or disputes or other problems related to the Agreement. Officers and stewards will notify their supervisor before leaving the job to attend Union business.

7.302 The Company will pay the straight-time posted job rate for time lost from scheduled work by the grievant for attendance at joint meetings to discuss the grievance.

7.303 The Company will pay Adjustment Committee members for time spent in joint meetings to discuss Union/Management business. The rate paid will be the committee member's posted job rate, with all hours at straight time.

                                    Article 8

                                    SENIORITY

8.1      Company Seniority

8.101 All new employees will serve a probationary period of 30 days worked and will not accrue seniority during that period. The Company may request a 30 calendar day extension of the probationary period. During the probationary period, the Company may at its option, layoff or dismiss said probationary employees. Upon becoming a regular employee, seniority will be credited from date of hire. The company is to provide the Union with a list of new employees and department worked in each month.

8.102 Millwide seniority will be established as of the date that the employee was last hired by the Company. Employees starting work on the same day will be ranked by means of a blind drawing with designated representatives from the Company and the Union present. The first name drawn will be the most senior and so on.

8.103 A new employee will mean a person with no previous employment with the Company or a person rehired after a discharge or voluntary separation, or a person who has been terminated under Paragraph 8.4 and its inclusions.

8.104 New employees hired after July 15, 1982, will be assigned to a labor pool and will be utilized for temporary fill-ins at the Company's discretion until they begin their first posted job in a structure

8.2      Department Consolidation

8.201 All current departments will be consolidated into three departments. Seniority in the new departments will be based on mill seniority at the time of implementation.

8.2011 The Paper Converting Department will consist of the existing ppd, printing, central stores, receiving, shipping and lab structures.

8.2012 The Paper Mill Department will consist of the existing paper machines, stock prep, sanitation, yard and steam plant structures.

8.2013 For the life of this agreement, no employee holding a posted job in the Paper Converting or Paper Mill Departments at the time of ratification will be permanently displaced from the workforce due to application of this agreement except through departmental attrition.

8.2014 The Central Maintenance Department will be a separate department. The oilers will be placed in Central Maintenance. Those employees holding posted jobs within Central Maintenance will be exempt from seniority based bumps. Central Maintenance employees may bump using millwide seniority within the Central Maintenance groups of mechanical trade or electrical/ instrumentation depending on the location of their primary craft, but not in other departments. Sufficient slots for six (6) displaced Central Maintenance employees will be made available. They will be slotted into one of the crafts by seniority. The displaced individual must be a journeyman or pass a Maintenance Aptitude test in order to return to central maintenance. and enter an apprentice program (selection based on Company needs and employee desires). Their wages will be frozen until exceeded by the appropriate apprentice/journeyman rate. Central Maintenance employees may sign for a relief or posted job outside their department, however this relinquishes all current and future rights to Central Maintenance. Central Maintenance employees, if they have physical, mental or medical condition (s) that would prevent them from doing their duties would be discussed with the Maintenance Review Board and they could be allowed to go into the Labor Pool.

8.2015 In the event of a temporary reduction in force (defined as temporary machine or line curtailment), the employee whose position is curtailed may within 7 calendar days bump into open jobs or posted jobs held by any less senior employee in the structure. If there are no less senior employees in the structure, the employee may bump into open jobs or posted jobs held by the least senior employee within their department. If there are no less senior employees in the department, the employee may bump into open jobs or posted jobs held by the least senior employee in any other department other than Central Maintenance. In the event a temporary curtailment lasts 90 consecutive calendar days, this will become the bumping employee's permanent posted job. Prior to 90 calendar days, unless the employee has posted and received another position, the employee will be required to return to their posted job and all affected employees must return to their posted jobs. In the event an employee posts and receives another position within the 90 days, the employee bumped from the job will return to it. Displaced employees who fail to bump and go to the Labor Pool will lose their posting and be classed as Labor Pool employees after 90 calendar days.

8.2016 In the event of a permanent reduction in force, the employee whose position is eliminated may within 7 calendar days bump into open jobs or posted jobs held by any less senior employee in the structure. If there are no less senior employees in the structure, the employee may bump into open jobs or posted jobs held by the least senior employee within their department. If there are no less senior employees in the department, the employee may bump into open jobs or posted jobs held by the least senior employee in any other department other than Central Maintenance. If there are no less senior employees in the other department, the employee will be placed in the Labor Pool and be classes as a Labor Pool employee.

8.2017 Any employee exercising millwide seniority rights will be trained for the designated training period to perform the work of the assigned job. If, during the break-in period (or, if the break-in period is waived, 7 days), the employee awarded the job decides to relinquish his right to the job, the employee bumped from the job will return to it. If this was a posting rather than a bump, then the next senior employee to sign the posting will be considered. Names of unsuccessful bidders on any posting will be void after 90 calendar days. The 90-day period begins on the day that the first bidder on that posting begins on the job after training is completed. If, in the judgment of the Company, after receiving input from employees and the Union, the employee is unable to acceptably perform the duties of the new job within the first 30 working days after assuming the job, that employee may be relieved of that job and put back to their previous position.

8.2018 There will be one Labor Pool. Employees who end up in the Labor Pool will be at the schedulers discretion (training, fill-in or laid off, possibly out of turn). The intent of this language is to keep the senior employee working whenever possible.

8.2019 Future vacancies will be filled through postings by employees from within the structure on the basis of millwide seniority. If a position is not filled within the structure, the position will then be offered millwide and filled on the basis of mill seniority. In the event there are no applicants, the least senior employee in the labor pool will be assigned to the posted position. The parties agree on or about January 1, 1999, to determine if Labor Pool movement is occurring. If not, the parties agree to negotiate an alternative resolution to the problem.

8.3      Paper Machine Seniority

8.301 For Machine Tender -- Starting date as Back Tender is used; For Back Tender -- Starting date as Third Hand is used; For Third Hand -- Starting date on Paper Machine is used. Personnel signing on the Paper Machines after July 15, 1974 must agree to job progression.

8.4      Loss of Seniority

8.401    Seniority will be lost by any one of the following specified acts:

         8.4011   When an employee voluntarily quits work.

         8.4012   A proper discharge.

         8.4013 After having been laid off the employee does not report for work within one week after written notice is mailed to the employee at the address on the Company's records and the Bargaining Committee will have been notified of such a fact.

8.5      Voluntary layoffs

8.501    Will be granted under the following conditions:

         8.5011 The employee has no unscheduled vacations; and, if granted, vacations cannot be canceled or rescheduled; and, pool vacations are not at a maximum; and, there is a qualified employee available to perform the job being vacated; or,

         8.5012 The employee on a crew scheduled on machine curtailment and is not scheduled to take vacation during the machine curtailment.

8.6 The voluntary layoff will be for a minimum of two (2) weeks, and extended in one (1) week increments. Personnel on voluntary layoff must follow the procedures in paragraph 8.7 and, if at any time during the voluntary layoff, the entire workforce is recalled, any employees on voluntary layoff will also be returned to work.

8.7 Employees on layoff status are required to contact the Human Resources Office by 3:00 p.m. Friday of each week to determine their work status for the following week's schedule. If work becomes available after this time, it will be the company's responsibility to contact the employee for return to work. Unemployment compensation benefits for any employee on involuntary layoff, meeting the above requirement, will not be challenged.

                                    Article 9

                                LAYOFF AND RECALL

9.1      Recall from Temporary Layoff

9.101 Recall from temporary layoff will be by millwide seniority, with the employee on the layoff list having the most millwide seniority being recalled first, and so on down the layoff list.

9.102 When filling vacancies that occur during the week the company will attempt to fill the vacancy using the most senior laid off employee from the Labor Pool. Where lengthy training for the position is needed, the position will be filled with most senior person capable of doing the job.

         9.1021 Attempts will be made to contact the most senior person capable of doing the job up until 1:00 p.m. on the business day prior to the start of the job. If this person cannot be contacted by this time, the Company will attempt, in seniority order, to contact others capable of doing the job until the job is filled. All hours relating to that position will then be filled by the first person successfully contacted who is capable of performing the work.

         9.1022 Documentation will be kept for all attempts at filling these positions. The Company is obligated to report these attempts to the Unemployment Compensation Office where they will determine eligibility based on employee and Company information provided.

                                   Article 10

                                 JOB ALLOCATION

10.1     Filling Permanent Vacancies

10.101 Whenever a vacancy in a job covered by this Agreement arises as a result of attrition, promotion, transfer, or new jobs, the company will post a notice of the vacancy on the bulletin board in the structure for a period of seven (7) calendar days and will furnish the union copies. Preference for filling all such vacancies will be given to senior qualified employees covered by this Agreement. The physical condition of the employee to perform the tasks of the job will be considered before allowing the employee to take the job. If not filled from within the structure then the vacancy will be posted millwide. This posting will be outside the Human Resources Office. The company will notify the Union of any changes that are made in the language of the job.

10.102 Any employee(s) interested in filling the vacancy must sign the posting during the posting period.

10.1021 When an employee is not working for an approved reason during the posting period, he will be able to bid for the job immediately upon his return to work, or by phone, or by someone else in his name, if this is done before the vacancy has been permanently filled by someone else.

10.103 If, in the judgment of the Company, the employee is unable to acceptably perform the duties of the new job within the first 30 working days after assuming the job, that employee may be relieved of that job and returned to his previous position.

10.104 An employee signing for and eligible to receive more than one job, must indicate which posting right he wishes to exercise. Once this choice is made, that employee will not be eligible to exercise rights on the other posting (s).

10.1041 If an employee signs multiple postings and is awarded a job, but was prevented from getting another job because of his seniority, his name will remain active on that posting for as long as he is in the break-in period. In the event the more senior employee (s) fail to get the job, he may, in that case, exercise his seniority for that job.

10.105 An employee will be limited to two (2) successful bids on jobs during any twelve (12) month period. Additional bids may be made providing they involve a monetary gain or involuntary removal from a job. A successful bid is defined as being awarded and actually beginning to work in the job.

10.106 For employees signing on the Paper Machines after July 15, 1974, when a vacancy occurs on a job falling within the Paper Machine progression, the job will be posted for bidding by employees occupying the same or higher classification on the Paper Machines; if it is not filled by this job posting procedure it will be filled as follows:

         10.1061 The senior employee occupying the job which would progress to the vacant job will be required to move to that new job.

         10.1062 This move will be made regardless of which Paper Machine the vacancy occurs on.

         10.1063 It is also understood that a Machine Tender electing to move to Back Tender on another Paper Machine does so without loss of Machine Tender seniority for this instance only.

10.107 Any employee who gives up a job must remain on the job until he can be replaced by a qualified employee.

10.108 A progress review committee consisting of the trainer, the committee person from the area, the manager in charge of training for the area and the superintendent will meet, when necessary, to review the progress of the trainee and resolve any problems that may be hindering the training. The trainee will also attend this meeting.

10.2     Filling Temporary Vacancies

10.201 Any temporary vacancies within a progression will be filled by the employee occupying the job which would normally progress to that vacancy as described in Exhibit E. On the Paper Machines, this temporary movement to the next higher job is voluntary for employees signing on the machines prior to July 15, 1974. No crossing of machine/system or shifts will be permitted in these instances without written permission of the department superintendent.

10.202 The temporary opening in the bottom position in a progression or in a non-progression job will be filled by the most senior qualified person from the Labor Pool.

         10.2021 If the permanent job of an individual employee is temporarily filled for the entire scheduling period (Monday through Sunday), the employee temporarily filling that job will assume the days off of that job during that scheduling period.

10.203 Employees holding posted jobs in the Material Support System will have the option of electing to move into one of the Paper Products systems on a temporary fill-in basis on his or her shift. The employee may select only one of the systems:
                  BRT System
                  HHT System
                  Napkin System
                  Facial System
         Once an employee makes a selection, s/he will be used as needed for temporary fill-in before any Labor Pool people on that shift and must move into that system when needed.


10.204 Posted schedule changes for the following week must be approved in advance by the department superintendent in writing and will not be permitted after 2:00 p.m. on Friday. The schedule for the following week will be posted by 2:00 p.m. on Thursday of each week.

10.3     Relief Positions

10.301 Selection of employees for the position of Relief Supervisor will be made by the Company, based upon qualifications it deems appropriate for the position, without regard for seniority or position in the work force. A bargaining unit employee who works 52 consecutive weeks as a spare foreman after April 1, 1997, must either be offered a supervisory position or return to a bargaining unit position.

10.302   The following positions will be posted jobs:

         Relief Waste Treatment Plant Operator
         Relief Waste Treatment Truck Driver
         Relief Steam Plant Operator
         Relief ULF Operator/Maintenance
         Relief Spotter Driver
         Relief Receiving Driver
         Relief Electrical Operator
         Relief PPD Maintenance

         Personnel will be selected from those signing the posting (s), first by millwide seniority within the structure, then by millwide seniority if no personnel within the structure sign the posting. Employees may hold only one Relief Position.

10.303 The position of Relief Electrical Operator will be a posted job. Postings will apply only to currently qualified electricians in the Electrical Classification. If no currently qualified Electricians sign the posting the least senior qualified Electrician will be required to fill the position when needed.

         10.3031 Generally, a qualified electrician will mean any person who held an electrician job prior to April 1, 1990, and any future apprentices who complete the Electrical Apprenticeship and receive a Journeyman classification. Considering the safety of the individual and the operation of the mill, if the question of qualifications in normal electrical skills should arise, it will be settled by the Electrical Supervisor, a Union representative from the trades, and the Human Resources Manager.

10.304 Personnel successfully bidding into these positions will be the designated fill-ins on a temporary basis and will normally have first rights to the structure posting when posted based upon their seniority in the relief position.

         10.3041 If a reduction in workforce (temporary or permanent) should impact any employee holding a posted job which utilizes relief operators, that displaced person will have the opportunity to fill a future permanent vacancy in that job before any existing vacation relief individual (See article 10.304). Furthermore, that displaced person must continue to utilize his skills and, therefore, will be utilized as a vacation relief consistent with current practice and procedures.

         10.3042 "Signing off" a vacation relief position awarded also relinquishes current and future right to maintenance. Permanent PPD Maintenance employees may sign for a posted job outside of PPD Maintenance. However, this relinquishes all current and future rights to PPD Maintenance.

10.4     Vacation Replacements

10.401 Vacation replacements will be hired between the period May 1 through September 15 for the purpose of filling vacancies created by vacations, and will be terminated at the 15th of September or sooner if required. It is also agreed that each vacation replacement, after working 31 days, will be required to join the union. The "Vacation replacements" in this section may also be used during the holiday season to augment the workforce during these heavy vacation periods.

10.402 A vacation replacement file will be maintained in the Human Resources Office for the Purpose of filling vacancies created by vacations or other short term work requirements not falling within the dates of the preceding paragraph. This list will not be used for call in until all permanent, full-time employees on lay off have been given the opportunity for the work, and the Company and the Union will mutually agree upon when this list will be used. No permanent employee benefits will be due to workers holding this status.

10.5     Protection of Seniority

10.501 Any employee promoted to a position within the Company over which the Union has no jurisdiction, and in good standing with the Union, will be entitled within six months of the time of his promotion, if still an employee of the Company, to exercise his seniority on his previous job in case of discontinuance of his position. However, if the employee had occupied the position of Relief Supervisor for the period of six (6) months prior to accepting a permanent promotion, he will have only sixty (60) days to exercise this option.

10.6     Maintenance Apprenticeship

10.601 A maintenance apprenticeship program, in compliance with the Wisconsin State Statutes is established effective July 15, 1987, for all future employees entering central maintenance.

10.602 First consideration for apprenticeship training will be given to current full-time maintenance employees desiring to participate in the program and qualified maintenance helper employees who have passed the Maintenance Aptitude Test.

10.603 The term of the apprenticeship will be four years of not less than 8,000 hours. Up to the first 1,000 hours will constitute the probationary period. During this period he will be interviewed and his performance evaluated as required by a maintenance review board consisting of Company and Union representatives.

10.604 The apprentice will attend vocational technical related instruction classes four hours per week or equivalent instruction for a minimum as prescribed by the apprentice program and satisfactorily complete the required course materials. Hours of school attendance will be counted as hours worked and the Company will pay the apprentice the same rate of pay for these hours as hours on the job.

10.605 A schedule of processes to be worked in each apprenticeship will be developed for each of the trades. Experience and training will be required in each of the process sections.

10.606 Any employees who were not members of the Maintenance Department prior to July 15, 1987, and are not satisfactorily completing the required course materials or work credits will be removed from the apprentice program and maintenance department.

10.607 Employees will not be allowed to change apprenticeship programs once their training has begun.

10.608 When an Electrical Apprentice completes the training and becomes a Journeyman Electrician, a posting for an Electrician will be posted unless that Apprentice already holds a posted Electrician job. At this time, an Electrical Operator may use his/her Electrician seniority to bid onto the

         Electrician job. If an Electrical Operator successfully bids onto the Electrician job, the Electrical Operator job will be posted. Qualified Electricians will be required to fill the next vacancy as an Electrical Operator. Senior persons will be asked, junior person (s) will be required to fill the Electrical Operator job.

         10.6081 Both postings in the paragraph above will be internal to the Electrical Craft only to serve as documentation of any changes.

10.609 Participants in the maintenance apprenticeship program will be paid according to wage schedule in Exhibit C. of this Agreement.

10.7     Steam Plant Licensing

10.701 Employees who successfully bid on Steam Plant Operator or Relief Steam Plant Operator positions and pass the required physical will complete an eight (8) week training period. At the end of this training period, the employee will be required to take a written exam provided by the Company and score 80% or better on this exam. All license renewals required by company will be at company expense. Any current licenses held by Steam Plant Operators or Relief Steam Plant Operators will be kept in force under current conditions of renewal.

         10.7011 If an employee scores between seventy per cent (70%) and eighty per cent (80%) on the first time the written exam is taken, that employee may receive up to an additional four (4) weeks of training and retake the exam.

10.702 Employees not passing the written exam with a score of 80% or better will return to their previous job and be ineligible for all future Steam Plant openings.

10.703 Any modifications to the written examination dated February, 1991 will be reviewed with a Union representative.

10.704 If, through the action of some regulatory agency, it should become necessary for Steam Plant Operators to be licensed or otherwise certified by such regulatory agency, employees holding the Steam Plant Operator or the Relief Steam Plant Operator positions will be expected to do whatever is necessary to meet the regulatory agency's requirements in order to maintain their positions in these jobs.

10.8     Physician's Work Restrictions

10.801 The Company and Union agree that if an employee cannot perform the work of his regular job because of restrictions established by a physician, he will be placed in the Labor Pool and will be subject to the following conditions:

         10.8011 The employee will remain in the Labor Pool until he bids on and receives a job according to the contract or until he is released by a physician to return to his regular job.

         10.8012 The employee may exercise his mill seniority within his structure for an open job that he can perform.

         10.8013 An employee placed in the Labor Pool has no special seniority. These procedures apply only to fill in on vacant jobs, on a temporary basis.

         10.8014 In all cases, employees with work related injuries will be given priority over non-work related injuries.

10.9     Waste Treatment Plant Operator Licensing

10.901 Employees who operate the Waste Treatment Plant must hold a valid operator's license as issued by the Wisconsin Department of Natural Resources. The operator must meet at least the requirements for level two grade for: General, Primary, Settling, Activated Sludge, Mechanical Sludge Handling and Laboratory.

10.902 Within one year of accepting the position of Waste Treatment Plant operator, the individual is required to successfully complete one required test necessary for the Waste Treatment Plant licensing. Two additional required test must be successfully completed during the second year. Two additional required licensing tests must be successfully completed in the third year. Pay will be adjusted proportionally for each test passed until the pay rate for licensed waste water treatment plant operator is attained.

10.903 Failure to meet progress requirements as stated in 10.902 will subject the employee to a review by one union committeeman and the department manager with the department manager making the final decision regarding the progress requirement. Any operator who fails the progress requirement review as detailed above will not be allowed to retain their job in the Waste Treatment Plant and will be ineligible for any future openings for Waste Treatment Operator.

                                   Article 11

                              HOURS AND SCHEDULING

11.1     Work Week and Running Schedule

         Reference to 7-day swing in Article 11 or anywhere else in this agreement is equivalent to the term Southern Swing.

11.101 The normal work week for those areas or machines on Seven Day Swing will be seven (7) days running Monday through Sunday, and for those areas or machines not scheduled on Seven Day Swing will be five (5) days of forty (40) hours running Monday through Friday. The payroll week will run from 6:30 a.m. Monday to 6:30 a.m. of the following Monday.

11.102 If operational requirements dictate a six day operation, the Company retains the prerogative of scheduling and manning the necessary equipment to meet these requirements.

11.103 Should the occasion arise when the Company desires to establish a Seven Day Swing schedule in any department, including necessary support personnel, it will be for a minimum of 8 weeks and if necessary extend in multiples of four weeks. The Company and Union may, in case of emergency, mutually agree to waive the four week multiples.

         11.1031 The positions for the fourth or D shift will initially be posted unless otherwise stated below. Personnel will be selected by mill seniority within their structure first, followed by millwide seniority if enough structure personnel are not available. This language is interpreted as purrint on an extra crew. When that crew is no longer required, the actual personnel who successfully bid into the extra crew positions will be the personnel who are referred to in the language. This movement in and out of the extra crew positions will also be applied if, for instance, a third crew of personnel were added to a normally two crew operation. Time limits for any additional crews other than for Seven Day Swing will be mutually agreed between the Company and Union.

11.104 When paper machines are not scheduled to operate on Sundays or holidays, machine clothing may be changed by employees on a voluntary basis.

11.105 If any paper machines, running on a seven day swing schedule, are running a product that can be run on a machine that is on a six day schedule, that machine will revert back to the seven day swing schedule. The Company agrees not to buy any paper that can be produced on the paper machine that is not scheduled on a seven day week.

11.106   Eight (8) hours will constitute a normal day's work in all departments.

11.2     Scheduling Changes

11.201 If an error is made in scheduling, it is the employees responsibility to bring the error to the attention of the scheduler before noon on Friday, or before noon on the last business day before the schedule is effective. This includes regular scheduling weeks, holidays, and overtime. Otherwise, no grievance will be paid for the error.

11.3     Shifts

11.301 Normal starting times for shifts are 6:30 a.m., 2:30 p.m., and 10:30 p.m. The parties agree that for purposes of computing overtime and tracking tardiness, these established starting times will be used.

11.4     Starting and Stopping Work -- Shift Workers

11.401 When a shift begins, each shift worker is required to be in his place. At the end of a shift no shift worker will leave his place to wash up and dress until his partner has changed his clothes and reported to take on responsibility of the position.

11.402 If a shift worker does not report for his regular shift the shift worker still at his position will notify his supervisor and will remain at his post until a substitute is secured and if necessary, will work an extra shift. Reasonable effort will be made by the supervisor to secure relief to avoid the worker having to work an extra shift. When an employee works for 12 hours without being notified before his shift starting time on that day, arrangements will be made to provide a meal delivered to his/her place of work. An employee may receive a petty cash slip for up to five ($5.00) for money spent on purchasing meals from the vending service.

11.403 It is the duty of each shift worker to report for his regular shift, unless he has already arranged with his supervisor for a leave of absence. If unavoidably prevented from reporting for his regular shift, he must give notice to his supervisor or at the office at least four hours before his shift goes on duty, except in case of emergency.

11.404 If an employee is scheduled for 12 hours, the Company will be required to provide work or pay lost time.

11.5     Exchanging Shifts

11.501 Changing of shifts between shift workers will not be permitted unless approved by the head of the department in which employees concerned are working. When permission is granted for such exchange employees will notify the Payroll Department.

11.502 Any employee may arrange in advance with his supervisor for an absence, and for his partner (partners first) to work his shift. The employee taking off must return the shift for his partner during the same week the original absence occurs. No overtime will be paid for such hours worked in excess of eight (8) as the result of this arrangement. Employees must ask their partners on both the preceding and following shifts first. If neither partner can trade shifts, the employee may ask other qualified employees in the department to make the change. The supervisor must approve the qualifications of the individual willing to make the change.

11.6     Starting and Stopping Work -- Day Workers

11.601 Day workers will be at their respective posts ready to begin work at the time their pay starts, and will not quit work in advance of the time their pay stops.

11.6011 Example: If a mechanic's paytime is from 6:30 a.m. to 2:30 p.m., he will be at his post ready to work at 6:30 a.m. and will not quit work until 2:30 p.m. 10 minutes are allowed for putting away tools and washup.

11.602 Salaried supervisors will not perform work regularly performed by employees in the recognized bargaining unit. It will not be considered doing bargaining unit work for a supervisor to engage in training an employee, predetermined experimentation while accompanied by a qualified member of the bargaining unit, or to provide for the safety of the employees and company property.

11.7     Essential Services

11.701 Boiler Room personnel and Electrical Operators are considered essential services. Waste Treatment Plant Operators and Truck Drivers will remain on the job until the waste treatment plant has been safely shut down and all remaining sludge has been removed to the landfill.

11.8     Continuous Run Operations

11.801 The following structures and/or equipment will be operated continuously by their crews for the duration of each scheduled shift:

         11.8011  Stock Preparation Area

         11.8012  All Paper Machines

         11.8013 HHT, BRT, Napkin, and Facial machines, along with any support functions and equipment currently in place and any future equipment and/or systems in the Paper Converting Department.

         11.8014  Shipping

         11.8015  Steam Plant Operators

                                   Article 12

                                  TIME KEEPING

12.101 Each employee is required to accurately maintain a record of his time worked on a daily basis and is responsible for the maintenance and security of the time and attendance system input devices.

12.102 Any employee found to be using an input device other than their own or tampering with or otherwise destroying the integrity of time keeping services will be subject to discharge.

12.103 Any lateness will be charged at the rate of one-tenth (1/10) of an hour for each increment of six (6) minutes or less of tardiness.

                                   Article 13

                                 CHEMICAL ABUSE

13.1     General Purpose

13.101 The mutual objective of this article is to remove potential problems associated with the illegal drug and alcohol abuse from the work place, either through treatment, cessation of use, or, if necessary, termination of employment. The following policies and procedures concerning substance abuse will apply:

         13.1011 All employees must report to work in a physical condition that will enable them to perform their jobs in a safe and efficient manner. Employees will not use, possess, dispense, or receive alcohol, intoxicants or controlled substances (drugs) on Company premises or report to work with any amount of a controlled substance, intoxicant, or illegal drug which equals or exceeds any current legal limits, in their system.

         13.1012 Medication prescribed by a physician is an exception when the physician prescribing medication has released the individual to work while taking the prescribed medication. Abuse of prescribed drugs is a violation of this article.

         13.1013 It is the primary intent to encourage and assist employees in treatment and rehabilitation through the Employee Assistance Program (EAP). However, employees who repeatedly violate the above will be subject to appropriate discipline up to and including discharge.

13.2     General Procedure

13.201 Whenever the Company has reason to suspect that an employee is impaired or under the influence of illegal drugs or alcohol, as defined in Paragraph 13.101 above, while on Company premises, the Company reserves the right to require a urinalysis, blood or other related test. Refusal to submit to such test or tests is grounds for appropriate discipline.

         13.2011 A supervisor must have reasonable grounds to believe that the employee is under the influence of or impaired by alcohol or drugs.

         13.2012 Supervisor's reasonable grounds must be confirmed by another Management representative.

         13.2013 The employee will be provided with an opportunity to explain his/her conduct. The employee will have the opportunity to have a Union representative present if requested (fellow employee if no Union representative is available).

         13.2014 In circumstances involving the physical safety of employees including employees involved in some manner in a recordable accident, the Company will have the right to immediately require a urinalysis and/or blood test of such individuals, providing the Company has reason to believe such recordable accident was the result of using illegal drugs or alcohol.

13.3     Rules and Regulations

13.301 The Company will have the right to establish reasonable rules and regulations concerning the Company's treatment of employees suffering from substance abuse and the related testing for substance abuse consistent with this article.

         13.3011 Employee representatives and/or the employee will have the opportunity to review the testing procedure.

         13.3012 All samples which test positive will be confirmed using a gas chromatography/mass spectrometry test, or a superior or equally reliable test, if same becomes reasonably available.

         13.3013 The employee at his/her expense, will have the opportunity to have a reputable testing facility test the same sample submitted to the original test facility. Accepted chain of custody procedures must be followed. An employee may request the independent test by notifying the Personnel Manager in writing within two calendar days after the day the employee is informed of the test results. The test results will be kept confidential, and will be available only to a designated employer representative, a designated Union representative, or a designated legal representative.

         13.3014 None of the testing procedures are intended to be in violation of the law, and if they are, they will be eliminated without interfering with other parts of this Agreement.

         13.3015 Employees required to take a test will be placed on an unpaid leave of absence, pending the receipt of the test results. Employees tested as the result of an accident will not be placed on an unpaid leave unless other grounds exist.

         13.3016 If the test results are negative, the employee will be paid for any time lost as a result of 13.3015.

         13.3017 Any employee who, during the term of this Agreement, is required to take a test two (2) times by the same supervisor, and whose results are negative both times, will receive one week's pay at current vacation hours as compensation for the inconvenience.

13.4     Positive Test Results

13.401   Positive test results will invoke the following procedures:

         13.4011 The terms of the disciplinary action will be set forth in a written referral agreement entered into between the employee, the Union, and the Company. When reviewing the written agreement, the disciplinary action will be abated for an employee who satisfactorily completes the treatment program prescribed, and who meets the terms and conditions of the written referral agreement.

         13.4012 An employee who fails to cooperate, abandons or does not complete the treatment program prescribed by the EAP counseling, or who fails to live up to the terms and conditions of the referral agreement, will receive the previously withheld discipline.

                  However, before the disciplinary action is imposed, the Employer and Union representative will attempt to counsel the employee into completing the treatment program.

         13.4013 Whether an employee volunteers to participate in the EAP or is required to participate as a condition of continued employment, that employee will continue to be subject to the same rules, working conditions, and disciplinary procedures in effect for other employees, i.e., employees cannot escape discipline for future infractions by being enrolled in the EAP.

         13.4014 Employees will not be allowed to elect rehabilitation in lieu of discipline more than two (2) times. The Company will refer employees and pay for rehabilitation as in 13.501 for a maximum of two (2) times. A third offense of any chemical abuse problem affecting the employee's job will result in termination of employment.

13.5     Covered Expenses

13.501 The Company agrees that medical care expenses are covered, as provided by the Company's Health and Welfare Plan and weekly accident and sickness benefits are covered under the provisions of the Company's Plan.

         13.5011 If necessary, leaves of absence will be made available for treatment and counseling. The Company will initially select reputable facilities for base testing and confirmatory testing at Company expense. The facility must employ certified medical technologists and technicians. The Union will be provided with the testing facilities, names, addresses, and credentials, if requested. The Union retains the right to demand a change in test procedure or test facility, based on reliable information which disproves the accuracy or quality of either. The Union also retains the right to request a change in test procedures or test facility, when a reasonable and superior alternative to either is available.

                                   Article 14

                                      WAGES

14.1     Wage Rates

14.101 Wage rates shown on the attached schedule (Exhibit C), including shift premium, will be paid. In addition, a Profit Sharing Plan, fully described under a separate document entitled "Profit Sharing Plan for Hourly Employees of UPIU Local 42 at Eau Claire, Wisconsin," will become effective on January 1, 1993, and will remain in effect for the duration of this Agreement. The specific terms of the plan are not negotiable and are the sole responsibility of the Company. The Union will be notified of any changes after approval by the Company's Corporate Officers.

14.102 When the Company installs new equipment or rebuilds present equipment, the rates of pay established will be retroactive to the time the equipment starts operation.

14.103 Any employee training in a job that does not have an established training rate progression in Exhibit C will be paid the posted rate for that job.

         14.1031 The Levels of pay in Exhibit C in the Converting section are defined as follows:

                  Level 1  Refers to the entry level rate in a system
                  Level 2 Means qualified on two of the functional operating units within a system.
                  Level 3 Means qualified on three of the functional operating units within a system.

                  The decision regarding qualifications will be the responsibility of the Department Supervisor and Superintendent. This authorization will be documented and copies distributed to the employee's personnel file, the employee, Local 42, and the Payroll Department.

14.104 Employees will be paid the rate assigned to the job they occupy. No employee's regular job rate will be reduced when temporarily transferred to a job paying a lower rate per hour unless the employee's regular job ceases to provide work.

14.105   The matter of wages is not to be a subject of arbitration.

14.2     Pay Practices

14.201   Pay periods will cover a period of one calendar week.

14.202   Pay day will be every Thursday.

14.203 Any claim or error in pay should be reported to the Time Clerk for investigation.

14.204 On the paper machines, work performed during breakdowns, dryer grinds, rebuilds, etc. will be paid at the employees' regular rate of pay.

14.205 No pay will be given to an employee other than the one to whom it is due, except on a written order signed by the employee, reading as follows:

         Pope & Talbot Wis., Inc.           Eau Claire, Wisconsin

         Pay bearer all wages due me up to and including _____________________

         _____________________________________________________________________

         Card No. _____________  Signed ______________________________________

14.3     Shift Premium

14.301 Employees as defined in the foregoing articles of this Agreement will be paid a shift premium as outlined and attached to the wage schedule.

14.4     Wage Retention

14.401 An employee who has ten or more years of service and is demoted by the Company because of inability to perform his job, or employees displaced by crew reduction or current operating machinery, not to include shutdowns of structures or temporary layoffs of a shift, will qualify for the following wage retention:

14.402 The employee will receive a special minimum wage rate on his new job which will be a rate halfway between his former classified job rate and the base labor rate in existence at that time.

         He will receive one-half of any general wage increase negotiated until his new classified job rate exceeds his special minimum rate. If his job is subsequently changed, he retains his special minimum rate unless the new job rate exceeds such minimum. In any event, three years from the date of such demotion, any employee's special minimum rate terminates and the hourly wage rate of such employee will become the rate of the classification he then occupies. In no event can an employee accumulate more than three years coverage under the wage retention clause.

14.5     Speed Clause

14.501 The base speeds for the paper machine speed clause of rates in the contract effective April 1, 1993, are as follows:

         No. 3 paper machine 3000 FPM wet end speed 2-ply HHT
         No. 5 paper machine 4200 FPM wet end speed 2-ply bag stock

         14.5011 The Company will automatically increase the pay rates for the machine tender, back tender, third and fourth hands, fifteen (15) cents per one hundred feet sustained speed increase.

14.502 A one hundred foot speed increase is defined as a speed which is repeatedly attained during the greater portion of a calendar month when the machine is on a grade on which the machine runs at its highest speed.

14.503 If at a future date, the speed is not maintained consistent with the pay increase made, the increase will be negated.

14.504 When capital investments are made to increase machine speeds, the Company and the Union will mutually agree to any necessary wage adjustments and the new base speed of the machine for the purposes of this Article.

14.6     Wire Clause

14.601   Wire Time

         14.6011 Shift workers required to put on wires at a time other than their regular shift will be paid in accordance with the schedule outlined below or one and one-half times the hourly rate for the actual hours worked, whichever is greater. If shift workers continue such work after their shift ends or put on a wire during their regular shift, they will be paid in accordance with the schedule outlined below for the time required to change the wire or one and one-half times the hourly rate for the actual hours worked, whichever is greater. It is understood that their regular hours, however, will not continue during the wire change.

                  Wire Time         Machine No.
                  6 hours           5
                  10 hours          3

         14.6012 Shift workers required to put on wires on Saturday will be paid in accordance with the schedule outlined below.

                  Wire Time         Machine No.
                  9 hours           5
                  15 hours          3

         14.6013 Shift workers required to put on wires on Sunday and recognized holidays will be paid in accordance with the schedule outlined below:

                  Wire Time         Machine No.
                  12 hours          5
                  20 hours          3

14.602   Procedures for Manning Wire Change:

         14.6021  Procedure for Manning Wire Change No. 3 Paper Machine

         Twelve people are required to perform the wire change. Personnel scheduled on three shifts that day will man the change. If enough people are not available, use the following sequence to fill the vacancies:

         1. Promote up to fill the vacancy and then use the utility driver and facial helper on shift to fill in if orders allow No. 5 Winder to shut down.

         2. The people assigned to No. 3 Paper Machine who are on their scheduled day off will be called in by mill seniority

         3. Next, call the personnel from the posted call list scheduled in the structure by mill seniority.

         4. Next, call the personnel working in the structure in order of mill seniority.

         5. Next, people who are on their day off scheduled in the structure by mill seniority.

         6. Next, call the personnel from the posted call list scheduled in the Paper making Department by mill seniority.

         7. Personnel on shift will not be allowed to get replacements for themselves until all twelve positions have been filled.

         8. Employees getting replacements must follow steps 1-7. If they cannot get a replacement, they must work the wire change.

         9. When possible, wire changes will be scheduled a day ahead and a notice posted for the regular crews to report.

         10. When a wire is changed at 6:30 a.m. on Wednesday, the personnel coming off the 11-7 shift have the option of staying or going home.

14.6022  Procedure for manning wire change, No. 5 Paper Machine

         Eight people are required to perform a wire change.

         1. If before midpoint of shift, the crew on duty and the previous crew will man the change.

         2. If after midpoint of shift, the crew on duty and the incoming crew will man the change.

         3.       Fourth hands will be used next.

         4. If enough people are not available from two shifts, the third crew scheduled that day will be called by mill seniority.

         5. The people assigned to No. 5 Paper Machine who are on their scheduled day off will be called in by mill senioirty.

         6. Next, call the personnel from the posted call list scheduled in the structure by mill seniority.

         7. Next, call the personnel working in the structure in order of mill seniority.

         8. Next, people who are on their day off scheduled in the structure by mill seniority.

         9. Next, call the personnel from the posted call list scheduled in the Paper making Department by mill seniority.

14.6023 There will be a Call List posted in the Tour Boss office each week. If, after all the procedures described above have been exhausted, there is still a requirement for more personnel, the personnel who have put their names on the list will be called in order of millwide seniority. Personnel may add or delete their names from this list at any time during the week.

14.6024 After the Call-List in paragraph 14.6024 has been exhausted, any qualified employee (s) may be called in to fill any necessary jobs.

14.7     401(k) Plan

14.701 Effective January 1, 1994, all active employees will be eligible to participate in the 401(k) Plan for Pope & Talbot employees at Eau Claire. All participating employees will be subject to the rules and regulations of this plan as administered by the Company including any administrative changes made by the Company in the future. There will be no Company contribution to this plan on the effective date.

14.702 Enrollment dates will be the month of December becoming effective in January and the next enrollment date is the month of June becoming effective the month of July.

14.8     Severance Plan

14.801 In the event that the Eau Claire mill is totally and completely shut down and ceases all operations, all active employees of the mill will receive the benefits of the severance plan described below.

         14.8011 Each active employee will receive a lump-sum severance payment equal to one (1) week's pay for each full year of service from the most recent date of hire.

                  14.80111 There will be a minimum of four (4) week's pay and a maximum of twenty-six (26) week's pay.

                  14.80112 One week's pay is defined as the employee's posted job rate times the current number of hours paid for a vacation week. For employees with no posted job, the base rate will be used for the job rate.

         14.8012 The employee's current medical and dental coverage will be continued under COBRA from the first of the month coincident with or next following the date of the plant shutdown.

                  14.80121 The Company will pay the COBRA premium until the last day of the month in which the final week of severance pay would occur if not paid in a lump sum.

                  14.80122 Employees will be provided with notification and the appropriate forms to voluntarily continue their coverage, after Company paid coverage ends, by paying the current monthly premium for benefit continuation for the remainder of the COBRA period effective at that time.

                                   Article 15

                          CALL TIME AND REPORTING TIME

15.101 Any employee called to work at any time other than the start of his or her established shift will be paid two hours call time plus the actual hours worked, but not less than four hours on any one call. If an employee, who has been called in to perform a specific task or job, is requested by the Company to remain and perform additional tasks or jobs, he will receive two (2) hours pay or actual hours worked, whichever is greater, for each additional task or job he performs. However, the employee may refuse the multiple call request. Employees already on the mill premises will not receive call time if requested to begin work prior to the start of their normal shift. Overtime will be paid for time worked before normal shift starting time or where otherwise applicable.

15.102 When an employee reporting for work on his or her regular shift finds work is not available and said employee has not been notified within one hour just prior to his starting time not to report for work, said employee will receive two hours pay or at least four hours work at the regular pay, except in case of breakdown.

15.103 It is agreed that the time for a start of employee's shift or day may be changed at any time by the management upon notification to the employee before the end of their last preceding shift.

15.104 No limitation on hours of work contained in this Agreement will apply to employees of any class when engaged in emergency work involving breakdown or emergency work involving protection of life and property. Any emergency work will not be included in their regular schedule of hours.

15.105 Call time does not apply to any circumstances where an employee is called back to work from a lay off.

                                   Article 16

                            OVERTIME AND PREMIUM PAY

16.1     General Provisions

16.101 Time and one-half will be paid to any employee for all work performed in excess of eight (8) hours but less than twelve (12) hours per day, more than eight (8) but less than twelve consecutive hours, or 40 hours per week. Double time will be paid for all work performed in excess of twelve (12) hours per day or twelve (12) consecutive hours.

16.102   Premium Days

         16.1021 Double time will be paid for all work performed on Sunday.

         16.1022 Double time will be paid for all work performed on the holidays listed in Article 21.

         16.1023 Time and one-half will be paid for all work performed on Saturday.

         16.1024 Time and one-half will be paid for all work performed, at the Company's request, on a regularly scheduled day off.

16.103 The employee on the job is defined as the person (s) that actually performed work in a scheduled or assigned classification for all or the final portion of a regular workday prior to the overtime.

16.104 An employee who does not work any scheduled hours during the week in the structure where the overtime occurs is not eligible for any overtime in that structure unless the position cannot be filled.

16.105 If it is necessary to fill a temporary vacancy by using long hours, the overtime will go to the job in which it was created.

16.106 For the purpose of computing overtime, when an idle holiday occurs in the employee's scheduled work week, such idle holiday hours will be considered as time worked.

16.107 If posted weekend overtime is canceled after noon Friday, the Company will pay those employees canceled, two hours penalty pay at their job rate, for each day canceled. This paragraph applies for both voluntary and required overtime.

16.2     Required Daily Overtime

16.201 For required daily overtime, a call list will be posted each Thursday for the following week next to the schedule. Employees may sign or remove their name any time during the week.

         16.2011 The employee on the job has first right to the overtime. If the employee wants to work the overtime, he or she must work at least four (4) hours when the overtime is equal to or greater than four (4) hours.

         16.2012 If that employee turns down the overtime it will be posted in the structure. The most senior qualified employee with mill seniority within the structure, signing the list, will be awarded the overtime and will be required to stay at least four (4) hours when the overtime is equal to or greater than four (4) hours.

         16.2013 If it becomes necessary to call someone in, the employee on that job on the next shift will be called first.

         16.2014 If the overtime cannot be filled as in 16.2013, qualified employees from the call list will be called by mill seniority within the structure.

         16.2015 If the overtime cannot be filled as in 16.2014, all qualified employees in the structure will be called by mill seniority within the structure.

         16.2016 If the overtime cannot be filled as in 16.2015, the employee on the job must stay but will not be required to work more than a total of sixteen (16) hours.

16.202 If emergency or unplanned overtime is required, the man on the job (see 16.103) will have first rights to the overtime. If this is not possible, the procedures defined in 16.2014 through 16.2016 will be followed.

16.3     Required Weekend Overtime

16.301 When the Company requires Saturday production from a job that is scheduled to run on a Monday through Friday shift, the overtime must be posted by 1:00 p.m. on Wednesday of that week. The employee on the job is required to work or find a qualified replacement acceptable to the company. Trade slips must be used for verification of these personnel changes.

16.4     Voluntary Overtime

16.401 When voluntary overtime is requested by the Company, a list of all jobs operating will be posted as soon as the requirement is known, but no later than noon on Friday. The list will remain posted for twenty-four
         (24) hours or until 3:00 p.m. on Friday, whichever is longer.

         16.4011 The employee on the job will have first right to the overtime, provided the employee signs the overtime posting. Employees must work their own shift first. It is agreed that the employee who would normall be scheduled in that job on that shift on the day of the holiday will have first right to work the holiday and receive the overtime provided the employee has signed the overtime posting. If the overtime is not filled in this manner, the current Labor Agreement provisions numbered
                  16.4012 through and including 6.4014 will apply to fill the overtime.

         16.4012 If the employee on the job does not sign the posting, the overtime will be awarded to the senior qualified employee with the most millwide seniority within that structure who signed the posting, then by the most senior qualified employee using millwide seniority.

         16.4013 Employees working in the structure that week will be eligible for more than eight (8) hours of overtime before any employee who did not work in that structure. No employee will be awarded more than eight (8) hours unless all qualified employees, working the structure that week, who have signed the posting have been awarded at least eight (8) hours.

         16.4014 The Company will make an objective evaluation of the employees qualifications when they sign for jobs other than their own posted jobs. Physical condition, safety record, and length of time since the employee last performed the job will be taken into consideration. The Company retains the right to make the final determination of an employees' qualifications.

         16.4015 If it becomes necessary to operate a piece of equipment on a shift for which it was not scheduled to run during the week, the proper procedure to fill the opening(s) will be to ask the senior qualified person(s) going off shift just prior to schedule change, then call senior, qualified person(s) on the call list, then senior qualified person(s) not on the call list. Paragraph 16.4014 will apply in all instances.

16.5     Central Maintenance Overtime

16.501 A call list will be posted for each trade on Thursday. Employees may sign for call in and/or weekend overtime for the following week.

16.502 If it is required that a maintenance employee remains to finish a job, the employee on the job has first right to the overtime.

16.503 Call in and weekend overtime for Central Maintenance employees will be as follows:

         16.5031.  Millwrights and Pipefitters

                  16.50311. Call in requirements will be filled by straight
                            seniority from the call list.

                  16.50312 For weekends, the maintenance manager will determine if and how many employees from either craft are needed. This overtime will be offered to the required crafts on a rotating basis (most senior to least).

         16.5032.  Machinists, Construction, and Welders.

                  16.50321. Call in requirements will be filled by straight
                            seniority from the call list.

                  16.50322. Weekend overtime will be filled by straight
                            seniority from the call list.

         16.5033.  Electricians

                  16.50331. Call in requirements will be filled first by the
                            Electrician assigned to that area, then by seniority from the Electricians on the call list.

                  16.50332. Weekend requirements will be filled first by the
                            Electrician assigned to that area, then by seniority from the Electricians on the call list.

         16.5034.  Electrical Operators

                  16.50341. An Electrical Operator will have a right to stay beyond his normal shift to complete a job he was currently working on at shift change if the incoming Electrical Operator is needed elsewhere.

                  16.50342. When an Electrical Operator position needs to be on filled because of absence, the Electrical the job has first right to the overtime, then the Operator person scheduled to come in on the following shift, then the Electrical Operator on his days off, then Electricians by seniority from the call list. If the position is not filled in this manner, the Electrical Operator on the job is required to work the shift.

         16.50343. Electrical Operator's names will appear at the bottom of the Electrician call in and overtime list in order of their mill seniority within their structure.

16.504. Weekend overtime in what would normally be considered Maintenance Department work during the week, if not filled by the individual craft procedures above, will be offered to Maintenance employees in any craft based on the Maintenance Department seniority of those employees who have signed the call list.

                                   Article 17

                               OUTSIDE CONTRACTORS

17.101 It is not normally the policy of the Company to have work done by outside contractors. However, when it is deemed necessary due to special requirements, the Union will be notified in advance, in writing, and provided a general description of the work to be done.

                                   Article 18

                                  FUNERAL LEAVE

18.101 It is the intent of this Article to provide employees with time off, without suffering a loss in pay, to attend to those requirements resulting from a death in the immediate family.

18.102 In event of a death in the immediate family as defined herein, all regular employees will be compensated for his scheduled days of work lost, up to a maximum of three (3) days. For the computation of the three (3) days maximum pay, the two (2 ) days preceding the funeral, the day before and the day after the funeral, the day of the funeral, and the two (2) days after the funeral are the only days to be considered, provided one of the days taken is the day of the funeral. For the purposes of this clause, the immediate family includes father or step-father, mother or step-mother, brother, sister, husband, wife, son, daughter, mother or father-in-law, son or daughter-in-law, sister or brother-in-law and grandchildren.

18.103 One day leave with pay to attend the funeral of a grandparent of either the employee or the employee's spouse will be granted.

18.104   Funeral leave will be subject to the following provisions:

         18.1041  An employee must be a regular employee.

         18.1042 Employee must make application for pay within two weeks after the funeral.

         18.1043  Funeral leave will not be allowed for the following:

                  1)  Personal time off.
                  2)  Absences on group health plan or workers' compensation.
                  3)  Employees on lay off status.

         18.1044 If the funeral is out of the area and the employee must request vacation to travel to the funeral, the employee will receive regular vacation pay and time off, plus the funeral pay described in Paragraphs 2. and 3. of this Article. Total time off will not exceed the normal vacation days.

                                   Article 19

                                     ABSENCE

19.101 In the case of a necessary absence for business in connection with the Union or the Company, prior notice must be given the Company, and the starting back to work time given whenever possible.

19.102 Any leave of absence will be subject to the approval of the Company. The Union to be notified of same.

19.103 When an employee has not been granted a leave of absence and does not report for work for a period of three days, or when an employee has been granted a leave of absence and overstays it, he will be considered as being absent without permission.

19.104 An employee taking another job for pay during any authorized absence from his employment with this Company will be discharged.

19.105 Employees who are absent without permission for a continuous period of three working days, three working nights or longer, will be cleared from the department roll and placed on suspended roll in the Human Resources Department.

19.106 Employees returning to work without at least eight (8) hours notification prior to their regular shift will not be entitled to reporting time.

19.107 These rules with reference to Leave of Absence apply to all employees on the Factory Roll.

19.108 Employees whose absenteeism or tardiness is of an excessive or unreasonable nature will be disciplined in accordance with the following absenteeism policy:

         19.1081 An individual who becomes an absenteeism or tardiness problem will be given a first warning letter.

         19.1082 If this individual continues to miss work, he will be given a second warning letter.

         19.1083 Further excessive absenteeism or tardiness after the second letter will result in a final warning letter along with possible temporary disciplinary suspension.

         19.1084 After all this, if the individual continues to miss work, he or she will be discharged.

                                   Article 20

                                    JURY DUTY

20.101 Any employee who is required to be absent from work because of jury duty will be paid the difference between the compensation received for such duty and the amount of wages he would have earned (computed on the basis of his regular straight time rate) for his scheduled hours during the period he is serving on the jury. The company will lower the flag to half mast on each April 28th to honor those workers who have been killed on the job. This is Worker's Memorial Day.

20.102 Employees required to report for jury selection who are scheduled for work and not selected to serve on a jury, are expected to report for work on the afternoon and night shifts. Employees on the day shift will not be required to report for work on a day when they were required to attend jury selection proceedings. An employee who does not sign the posting for voluntary overtime on a holiday cannot be rquired to remain on the job if the volunteer who is supposed to be doing that job on the holiday does not show up. The employee on the job may elect to stay but cannot be forced.

20.103 The employee, when released from jury duty, will report for his next regularly scheduled shift and will be required to furnish a signed statement from a responsible officer of the court as proof of jury duty and jury pay received.

         20.1031 Any employee selected and actually serving on a jury may elect not to report to work on the scheduled shift during or after serving on the jury during that day. The pay provisions in Paragraph 20.101. of this Article will apply.

                                   Article 21

                                    HOLIDAYS

21.101 All employees covered by this Agreement will receive one day's pay (8 hours) for each of the following days:

         New Years Day              First Day Deer Hunting
         Memorial Day               Thanksgiving Day
         July 3rd                   Day After Thanksgiving Day
         July 4th                   December 24th
         Labor Day                  Christmas Day
                                    New Year's Eve

21.102 The Company will give 30 days notice when it desires to run on one of the holidays above, and the posting of those willing to work will be removed one week prior to the holiday. Holiday production overtime assignments will be made according to Article 16, Paragraph 16.4011 through 16.4014.

21.103 Any maintenance work to be done on a holiday will be in the following manner:

         21.1031 One week prior to the holiday, the maintenance manager will meet with the committee to cover work which is to be done.

         21.1032 The work to be done must constitute work that could not be done during normal operating situations. If this is agreed, then schedules will be posted as to which employees are required to work on that holiday.

         21.1033 Any maintenance work which could be done during normal operating situations may be done on a voluntary basis by the employees of the maintenance department.

21.104 The Company will attempt to avoid scheduling the converting department on Saturday preceding a Monday holiday. The third shift will, if possible, be scheduled to start their week on Sunday preceding the holiday, with wages to be paid at the straight time rate.

21.105 The shutdown periods will be as follows, subject to voluntary work mentioned above: The first day of deer hunting was changed to a 24 hour holiday from a 26 hour holiday to accommodate Kronos. It is agreed that employees may still leave two (2) hours before the end of the shift ending just prior to the holiday as in the past. This time off will be without pay if the employee elects to leave.

         HOLIDAY           YEAR     SHUTDOWN FROM:            STARTUP AT:
         -------           ----     --------------            -----------
         Labor Day         1997     6:30 a.m. 9/1             6:30 a.m. 9/2
           24 hours        1998     6:30 a.m. 9/7             6:30 a.m. 9/8
                           1999     6:30 a.m. 9/6             6:30 a.m. 9/7

         First Day of      1997     6:30 a.m. 11/22           6:30 a.m. 11/23
         Deer Hunting      1998     6:30 a.m. 11/21           6:30 a.m. 11/22
           24 hours        1999     6:30 a.m. 11/20           6:30 a.m. 11/21

         Thanksgiving      1997     6:30 a.m. 11/27           6:30 a.m. 11/29
         Day and the       1998     6:30 a.m. 11/26           6:30 a.m. 11/28
         day after         1999     6:30 a.m. 11/25           6:30 a.m. 11/27

         Christmas         1997     6:30 a.m. 12/24           6:30 a.m. 12/26
           48 hours        1998     6:30 a.m. 12/24           6:30 a.m. 12/26
                           1999     6:30 a.m. 12/24           6:30 a.m. 12/26

         New Year's        1997     6:30 a.m. 12/31           6:30 a.m. 1/2/98
           48 hours        1998     6:30 a.m. 12/31           6:30 a.m. 1/2/99
                           1999     6:30 a.m. 12/31           6:30 a.m. 1/2/00

         Memorial  Day     1997     6:30 a.m. 5/26            6:30 a.m. 5/27
           24 hours        1998     6:30 a.m. 5/25            6:30 a.m. 5/26
                           1999     6:30 a.m. 5/24            6:30 a.m. 5/25

         Independence      1997     6:30 a.m. 7/3             6:30 a.m. 7/5
         Day               1998     6:30 a.m. 7/3             6:30 a.m. 7/5
           48 hours        1999     6:30 a.m. 7/4             6:30 a.m. 7/6

21.106 An employee must be a regular employee before becoming eligible for this pay.

21.107 Employees must work their scheduled work day before a holiday and scheduled work day after a holiday to be eligible for holiday pay. An employee who is medically unable to fulfill the work requirements of this paragraph, and who provides acceptable proof of same from a physician, will be paid for the holiday.

21.108 When an employee is off the job for any reason other than an industrial injury for one hundred twenty (120) consecutive days or more prior to a holiday, he will receive no holiday pay. Employees who are off as a result of a compensated industrial injury will receive holiday pay for up to one (1) year after the date of injury.

                                   Article 22

                                    VACATIONS

22.1     Vacation Plan

22.101 A vacation plan for the vacation year with regulations mutually agreed upon between the parties for the most economical operations of the plant will be as follows:

         CONTINUOUS YEARS OF SERVICE                 WEEKS OF VACATION
         ---------------------------                 -----------------
         1 but less than 3                                  1
         3 but less than 8                                  2
         8 but less than 12                                 3
         12 but less than 17                                4
         17 but less than 23                                5
         23 but less than 35                                6
         35 or more                                         7

         The seventh week of vacation will be available to any employee who reaches 35 years of continuous service after April 1, 1997. Employees with less than 35 years of service who already have 7 weeks of vacation will be grandfathered.

22.102 Employees with six (6) months or more service prior to the beginning of the vacation year will be prorated during the first year. Employees with less than six (6) months service prior to the beginning of any vacation year will be prorated for the following year. After prorating, vacation time for employees will be computed from the beginning of the vacation year.

22.103   The vacation year will run from April 1st through March 31.

22.104 A schedule will be posted on the first Monday of January for first choice (one week) vacation selection for the entire year. The schedule will be taken down on the third Monday of January. An employee will be advised prior to the first Monday of February if their vacation request was denied.

         22.1041 Employees who schedule more than one week as first choice on this yearly schedule will lose all rights to any first choice week.

         22.1042 A second vacation sign up sheet will be posted on the First Monday of February for the rest of choice vacation selection for the entire year. The schedule will be taken down on the third Monday of February. Vacations scheduled during this time period will not overrule the January first choice vacation selections. An employee will be advised prior to the first Monday of March if their vacation request was denied.

         22.1043 A third vacation sign-up period will occur between the first and third Mondays of March for vacation selection for the entire year. Vacations scheduled during this time period will not overrule the vacations scheduled in January or February.

         22.1044 Vacations will be considered as scheduled when each schedule is taken down.

         22.1045 Employees may not schedule more vacation than they are eligible to receive. If this happens, the earliest vacation put on the schedule will be the vacation scheduled.

22.105 Except in the case of emergencies, vacations must be canceled with a minimum of one month's notice before the vacation is to begin.

22.106 Insofar as possible, consistent with production requirements, vacations will be scheduled by mill-wide seniority at the employee's convenience. However, it is recognized that reasonable limitations must be set in each structure.

22.107   Hours of Pay for Vacation Weeks will be as follows:
         Effective 4/1/97 - 44 straight time hours
         Effective 4/1/98 - 43 straight time hours
         Effective 4/1/99 - 42 straight time hours

22.108 Employees on a seven day swing schedule may take up to four weeks vacation as scheduled to work. All other vacations will start on Monday for seven consecutive days.

22.109 Upon retirement, resignation, or death of an employee who has been employed for one year, the vacation earned by said employee will be prorated on the basis of 1/12 of his vacation for each month worked in the vacation year.

22.2     Vacation Payments

22.201 Vacation payments will be paid on the last regular pay day prior to, or first pay day after return from their earned vacation time off, providing sufficient notice (three weeks) is given to the Payroll Department.

22.202 Rates of pay for vacation payments will be on employee's current posted job at current rates.

22.203 When an employee is off the job for one hundred twenty (120) consecutive days or more prior to the beginning of the vacation year, his vacation pay will be prorated on the basis of 1/12th of his vacation for each month worked. This excludes employees who are off due to a covered workers' compensation injury.

22.204 If an employee is off work for two (2) weeks or more for Accident and Sickness, Workers' Compensation, or Lay Off in any six month period, the employee may receive a maximum of two (2) weeks of vacation for that period.

         22.2041 It is agreed that all vacation time in excess of four (4) weeks may be sold back to the Company.

22.205 Vacation weeks in excess of one (1) week, not scheduled by January 15 of each year, will be automatically bought back by the Company. All vacations not taken by March 31 will be bought back.

                                   Article 23

                                    INSURANCE

23.1     General Information

23.101 Group medical, dental and life insurance, and Accident & Sickness (A&S) coverages are available for all full time employees. These benefit levels are negotiated by the parties and the medical, dental, and A&S benefits which are part of the medical plans, are summarized in the Summary Plan Descriptions given to employees.

23.102 The Plan Document (Insurance Contract) is the ruling document in all cases. A copy of the master Document for each plan is kept in the Human Resource Office at Portland, Oregon. Copies of this document are available at the plant. Employees may look through these documents during normal office hours and may request a copy of the document for $.30 per page copying charge.

23.103 The medical and dental plans provide for dependent coverage as defined in the Plan Documents.

23.104 Employees and their dependents will become eligible for coverage on the first of the month following or coincident with thirty (30) days from their start date or after they have completed their probationary period, whichever is later.

23.105 It is the employee's responsibility to keep the Human Resources Office informed of all changes relating to benefits. Benefits will be paid only on most recent records. If notification is not made in a timely manner, coverage may be delayed.

23.106 In paragraphs 23.2 and 23.3 and their inclusions of this Article, continuation of coverage for the medical plan, as described, refers to continuation of coverage as negotiated between the parties. Employees selecting to continue medical coverage under COBRA may continue coverage only under the plan by which they are covered when they make this selection. The Company agrees to comply with federal and state laws regarding continuation of coverage.

23.2     Active Employees - Duration of Coverage

23.201 Employee and dependent coverage under the medical, dental, and life insurance plans will be continued under the following situations and time limits.

         23.2011  For recognized layoff, for up to six (6) months.

         23.2012 For disability or sickness not relating to the job, for one year. After this period, if the employee is under age 55, medical coverage, for the employee only, will continue until the employee reaches age 65.

         23.2013 For disability or sickness which is job related, for as long as they remain on the payroll record.

         23.2014  Disability Benefits for Active and Retired Employees

                  Effective April 1, 1997, Pope & Talbot will provide continuation of Medical and Dental Plan coverage (subject to the provisions and limitation of COBRA) for an hourly employee who is totally disabled and his/her dependents, subject to the following:

                  1. The disabled hourly employee must be receiving a disability income benefit from the A&S plan. Pope and Talbot will provide continued coverage under the medical and dental plans for a period of one year from the original date on which the disability began.

                  2. If the disability continues beyond one year, and the employee is receiving a disability income benefit from Social Security, Pope & Talbot will continue medical and dental coverage only, at no cost to the employee, until the employee is eligible for Medicare.

                  3. If, beyond the initial one year, the employee had continued paying for their own coverage under the provisions of COBRA and then received a total disability award from Social Security, during the first 18 months of continuation coverage, Pope & Talbot will resume providing medical and dental coverage only, at no cost to the employee until the employee is eligible for Medicare. P&T will refund premiums that the employee paid for their own coverage.

                  4. In the event this results in loss of benefits for those currently covered in the disability pension plan, the Company agrees to provide comparable coverage.

                  5. Continued coverage under any of the above extensions will end on the date the employee becomes entitled to Medicare, ceases to be disabled, or dies, whichever comes first.

                  In order to qualify for any of the above extensions, the employee must enroll for COBRA when notified of his/her rights by Pope & Talbot.

23.202 Upon the death of an active employee, the current life insurance benefit will be paid to the current beneficiary and medical coverage for the covered spouse and dependents will continue for six (6) months after the month of death.

         23.2021 The life insurance amounts for active employees will be $24,000 with an additional $24,000 accidental death and dismemberment feature.

23.203 Accident & Sickness benefits are not payable for a disability which occurs while, on leave of absence, or for any pre-existing disability. Accident and sickness benefits will be payable for a disability which occurs while an employee is on layoff, except if the disability is due to the employee working on another job while on layoff.

23.204   All coverage durations assume the continuation of this Agreement.

23.3     Retired Employees - Duration of Coverage

23.301 Medical coverage will continue from age 55 and end at age 65 for all retired employees who were covered by medical before retirement. At the time an employee retires he/she must choose between a COBRA or one of the two available corporate plans. Retirement is defined as receiving benefits from the current pension plan or being eligible for deferred benefits. Medical coverage will cease at the end of the month in which the retiree becomes eligible for benefits under Medicare or any group plan.

         23.3011 Medical coverage for retired employee spouses will be continued until the spouse reaches age 65 if she or he was covered prior to the employee's retirement.

23.302 Dental coverage will continue from age 55 and end at age 65 for all employees who were covered under the dental plan prior to retirement and had a retirement date after 7/15/77.

         23.3021 Dental coverage for the spouses of the above retirees will continue to age 65 if she or he was covered prior to the employee's retirement.

23.303 Upon the death of the retired employee, if the spouse is not yet 65 years of age, the dental coverage will cease at the end of the month of the death and the medical coverage will be continued for three (3) months from the end of the month of death.

23.304 The life insurance for employees retiring during the life of this contract is $3,750 which will be paid to the beneficiary of record.

23.305 Effective January 1, 1988, retired employees and/or their spouses may elect to participate in the Medicare supplement medical plan administered by the Company. If this election is made, the entire premium established by the insurance company will be paid by the employee and/or spouse in order for coverage to continue. Eligibility for coverage under this plan includes all present and future retirees and/or their spouses who are covered by Medicare. Coverage will cease if a premium payment is over thirty (30) days late.

23.306   All coverage durations assume the continuation of this Agreement.

23.307 Benefits of employees who retire after August 31, 1997, shall match the active employee benefit level (per prior agreement).

23.4     Health Care Cost Containment

23.401 The Company and the Union will establish a Cost Containment Committee comprised of four members from management and four members from the Union plus alternates. This committee will be responsible for minimizing health care costs. The first meeting will be shortly after ratification. Subsequent meetings will be held in November and May.

23.402 Plan years for all medical and dental plans will be calendar years. Employees will be provided with premium or premium equivalent rates for each plan prior to December 1st of each year. These rates will be used for the following year as the premium rates for the medical plans. There will be an open enrollment during the month of December each year. Employees may select any of the medical plans offered in Exhibit D during this open enrollment period. Participation in that plan will begin on January 1st after the selection is made and will remain in effect until changed by the employee in a future open enrollment period.

23.403 The Company currently offers an Eau Claire/Chippewa HPP and a Valley Health Plan. The Company will pay up to the single or family premium equivalent rate for the Eau Claire/Chippewa Health Protection Plan
         (HPP), including the drug and chiropractic coverage. Should the premium for the Valley Health Plan exceed the premium equivalent rate for the HPP, employees may, during the open enrollment period, change to the HPP or remain in the Valley Health Plan and pay to the Company, the monthly difference between the premium cost of the Valley Health Plan and the HPP, through payroll deduction.

                                   Article 24

                                  PENSION PLAN

SECTION I

Commencing with the day stated below, the undersigned Employer. I). if subject to a collective bargaining agreement with the undersigned union ("collective bargaining agreement"), agrees to pay the PAPER INDUSTRY UNION MANAGEMENT PENSION FUND (hereinafter called the Fund), the amount stated below for each compensable hour outlined below, for employees subject to the collective bargaining agreement and for all noncollectively bargained employees not subject to the collective bargaining agreement if contribution to the Fund for any noncollectively bargained employee is made and 2) if a participating union the amount stated below for each compensable hour for all noncollectively bargained employees. The compensable hours that payment to the Fund shall be based are the following, up to a maximum of 2,200 hours in a calendar year.

         a)   All hours worked, including overtime.
         b) Eight (8) hours per day for each holiday not worked, for which payment is required unless not required by the collective bargaining agreement.
         c) Eight (8) hours per day for all vacation days taken, for which payment is required, unless not required by the collective bargaining agreement. The timing of the vacation wage payment and the employee's time off need not coincide.
         d) Eight (8) hours per day for all time for which payment is required, unless not required by the collective bargaining agreement (i.e., jury duty, sick leave, funeral leave, etc.)

Language in the collective bargaining agreement to the contrary notwithstanding, the Employer shall contribute on all individuals performing work covered by the collective bargaining agreement. Including probationary, temporary, and part time employees, except for those individuals in the employ of the Employer for a period of less than sixty (60) calendar days. Contributions are due for newly hired individuals remaining in the employ of the Employer beyond sixty (60) calendar days, on a retroactive basis, as of their date of hire.

In addition, unless the box below marked "none" is marked, the Employer shall also contribute on the same basis as described below for those classes of employees covered by the collective bargaining agreement that are described next to the box marked "other classes."

SECTION II

The payments so made to the Fund shall be used by it to provide retirement benefits for eligible employees in accordance with the Pension Plan of said Fund, as determined by the Trustees of said Fund, to be applied to the eligible employees based on the amount of Employer contribution. The benefit level described below has been identified for informational purposes only and reflects the level of benefits associated with the contribution level at the time the agreement was signed. The Trustees of the Fund reserve all the rights described in the Agreement and Declaration of Trust to change or modify the benefit level.

SECTION III:

The Employer hereby agrees to become a party to the Agreement and Declaration of Trust establishing the said Fund, a copy of which is annexed to this Agreement and made a part hereof, and agrees to be bound by all the terms and provisions of said Agreement (including all amendments thereto, whether adopted before or after the date of the Agreement). The Employer further agrees irrevocably to designate as its representative on the Board of Trustees of the Fund such Trustees as are named in said Agreement and Declaration of Trust as Employer Trustees together with their successors selected in the manner provided in the said Agreement.

SECTION IV:

It is understood and agreed that the Pension Plan referred to herein shall be such as will qualify for approval by the appropriate governmental agencies where applicable, so as to allow the Employer an income tax deduction for the contributions paid hereunder.

SECTION V:

This Agreement is to be considered part of the collective bargaining agreement between the Employer and the Union. The termination date of the Employer's obligation to contribute to the Fund shall be the same as the termination date of the said collective bargaining agreement unless otherwise required by law.

SECTION VI:

If the employer becomes delinquent in its contributions, in addition to the contributions due the Employer shall also pay to the Fund 1) interest on delinquencies calculated at the Federal Fund's Discount Rate plus 2 percent on the day the delinquency occurs, 2) liquidated damages of 20 percent on delinquent contributions and 3) all costs of collection (including--without limitation, attorneys' fees and disbursements).

         a) Employer contributions to the fund are due the tenth day of the month following the payroll period. For example, a January report is due February 10. b) Contributions are delinquent on the first day of the second month following the payroll period. For example, a January report would be delinquent if received on March 1.

Effective Date                 Contribution Rate                   Benefit Level
April 1, 1995                  $1.341                              $1,035.00
April 1, 1996                  $1,485                              $1,104.00
April 1, 1997                  $1.629                              $1,173.00
April 1, 1998                  $1,773                              $1,242.00
April 1, 1999                  $1,917                              $1,311.00

                                   Article 25

                              END OF THE YEAR BONUS

25.101 The Company agrees to pay all of its employees on the payroll June 15,1997 or 1998 or 1999 and remain on the payroll until December 24, 1997 or 1998 or 1999, a $25.00 end of the year bonus.

                                   Article 26

                                 BULLETIN BOARDS

26.101 The Company will supply adequate enclosed bulletin boards for the use of the Union in the mill for the posting of officially signed bulletins by an official of the Union.

                                   Article 27

                           SERVICE AND SAVINGS CLAUSE

27.101 The Company and the Union will comply with all present and future laws or regulations of federal, state, or local governments. Any provisions of this Agreement which are in contravention of any federal, state, or local laws or regulations will be invalid only to the extent that they are in violation of such laws or regulations. Such an invalidation of part of the Agreement will not affect the operation of any part of the Agreement of which the law or regulation is not applicable.

                                   Article 28

                                TOOL REPLACEMENT

28.101 The Company will replace tools used on the job that are required by employees to perform their assigned duties if the tool is damaged beyond safe or practical use in the performance of these duties. The damaged tool must have been of a recognized quality for industrial work and must be presented to the employee's supervisor with an explanation of the reason for the damage.

                                   Article 29

                              EDUCATIONAL EXPENSES

29.101 The Company agrees to provide cash advances or reimburse employees for expenses incurred in attending Company mandated training. All reasonable expenditures for tuition including testing fees, books, travel, lodging, meals and course required materials (not including tools) will be reimbursed. Any expenses incurred in subsequently repeated courses or tests will be reimbursed only after successful completion. It will be the employee's responsibility to request said payments on appropriate Company forms with all required documentation.

                                   Article 30

                                SAFETY EQUIPMENT

30.101 The Company agrees to pay 50% (up to two times per year, up to a maximum of $60 each time) of the cost of safety shoes. The company agrees to pay 50% (up to once every two years up to a maximum of $60 each time) for the cost of prescription safety glasses.

                                   Article 31

                         CENTRAL MAINTENANCE FLEXIBILITY

31.101 It is the intent of the Company and the Union to increase individual productivity throughout the workforce through added skills and responsibilities, resulting in a multi-skilled workforce in which work is performed in the most efficient manner.

         To accomplish a portion of this goal, Central Maintenance will be organized along the following guidelines and with these key features:

         A.       Organization

1. Current craft classifications will be maintained. However, arbitrary divisions of labor between current craft classifications are eliminated.

2. Crafts people are expected to utilize skills already possessed to perform tasks.

3. Recognizing that there may be exceptions which will be dealt with by theMaintenance Review Committee, crafts people are expected to develop new skills to be utilized in performing required maintenance tasks.

4. Maintenance personnel will be assigned to areas as workload/skill requirements dictate. These area teams will be expected to coordinate themselves across "craft" lines.

5.    Safety is a priority.

            B.    Wage Structure

                  1.    Base compensation for all crafts will be equal.

                  2. Base compensation will be adjusted incrementally with the attainment of additional skills.

                  3. Incremental adjustments will be timed to ensure uniform movement.

            C.    Skill Levels

                  1. Seniority will be utilized to the extent possible to allow people to choose secondary crafts. However, business needs will dictate which secondary skills are trained for first.

                  2. Minimum skill requirements necessary for attaining a secondary skill level will be determined by the Maintenance Review Board.

                  3. Qualification for secondary or higher skill levels will be determined by a majority of the Maintenance Review Board.

                  4. All employees will have, on a seniority basis, an opportunity to develop a secondary skill before another employee will have an opportunity to develop a third skill.

            D.    Other Features/Comments

                  1. The erosion of currently held specialized maintenance skills will not be allowed. Also, specialized area skills/ownership will be maintained.

                  2. Overtime assignments will be made based on "primary" craft requirements, seniority, first within the area team, then other maintenance teams as required.

            E.    Additional Maintenance Skills

                  1. Maintenance managers, with input from the area teams, are expected to plan and schedule their work with appropriate documentation.

                  2. Maintenance managers, with input from the area teams, are expected to develop necessary skills required for planning, prioritizing, scheduling and assigning work.

                  3. Maintenance managers, with input from the area teams, are expected to manage parts and capital spares in coordination with the storeroom.

                  4. Maintenance managers are expected to meet with the area team to determine if changes in maintenance resources are required for any given task or time.

            F. As a result of the Union's cooperation in helping develop this flex craft program, no jobs will be eliminated as a result of implementation of the flex plan program except due to group attrition as defined in the Department Consolidation Agreement.

                                   Article 32

                               JOINTNESS AGREEMENT

32.101 This memorandum is jointly arrived at by the Union and Company and is intended to be a guideline for an ongoing process which will enable both parties to change the labor/management relationship through a truly joint, cooperative effort. Both parties believe that changing the labor/management relationship is needed, possible, and essential to the long term well-being of the business and all people at the Eau Claire operation.

32.102 This joint effort is a proactive attempt to enhance and protect the legitimate interests of both the Union and Management. It is a true labor/management participatory program.

32.103 The purpose of Union and Management participation in this joint effort is to provide maximum job security and personal job satisfaction for all workers, to give the Union and the Company a vehicle to explore and pursue their common goals, to give workers a meaningful voice in decision making, to enhance the pride and dignity of all participants, and to help produce the highest quality products and services possible.

32.104 It is the intent of the parties to this agreement that a spirit of harmony and cooperation will prevail in the context of continuing business viability. The process will be used to improve productivity, quality and job security through more intelligent work organization and use of resources.

32.105 Management accepts the basic right of Local 42 to represent employees covered in the bargaining unit. Therefore, Local 42 will have equal authority to determine what issues will be addressed in the joint discussions. This includes issues relating to working conditions as well as other needs and concerns of the membership. Participation by Local 42 members in the design and development of programs will be strictly voluntary. There will be no harassment or reprisals of any kind to union members because of direct or indirect involvement or lack of involvement in the joint discussions or the programs arising out of the joint discussions. The schedule and agendas for all meetings will be available to all participants at least 48 hours in advance. The Union representatives will have the right to establish agenda items. In general, the schedule and agenda will be strictly adhered to. Union members will participate in facilitating the meetings but the Company will pay all reasonable costs inherent in facilitating the meetings. The Union is also guaranteed the right to meet with its members prior to joint meetings and have full and timely access to all necessary and appropriate Company information. The use of data produced by and for the Committee will remain under joint control. Union officials will have access to all data produced through this joint process.

32.106 Top Union and site management officials must have a direct role in the process to guarantee that the policies, ideas, and procedures are acted upon. Authority for implementing proposals will be clearly defined with timelines and procedures for accountability. If gain sharing, pay for knowledge or other flexible compensation systems are designed by both the Union and Management, the compensation schemes will not be used in lieu of wage increases. The parties also agree that health and safety concerns are a priority and can be raised by either party. The goal is an injury free environment.

32.107 All labor management communications to Local 42 members pertaining to this agreement and programs developed under the agreement, by either the Company or the Union, must have prior review and approval and be signed by representatives of both parties. The Union will select any Union members given responsibility for program implementation.

32.108 The Committee and programs implemented as a result of the Committee will be reevaluated by both Management and the Union on an equal basis.

                                   Article 33

                          COMPANY AFFAIRS AND PROCESSES

33.101 All affairs of the Company are to be considered as confidential, and no employee is permitted to give out any information for publication or otherwise unless authorized by the Operation Manager or his authorized representative.

Signed this ______ day of  ______________ , _______ , at Eau Claire, Wisconsin.

UNITED PAPERWORKERS
INTERNATIONAL UNION


------------------------------
G. Eells

EAU CLAIRE LOCAL NO. 42                     POPE & TALBOT WI., INC.


------------------------------              ------------------------------
D. McCombs                                  G. Hayden


------------------------------              ------------------------------
W. Carlson                                  D. Spinks


------------------------------              ------------------------------
T. Berg                                     D. Faltynski


------------------------------              ------------------------------
J. Jones                                    D. Young


------------------------------
R. Steele


------------------------------
M. Stoner


------------------------------
L. Cornell


------------------------------
D. Sloop

                                    Exhibit A

                                  SAFETY RULES

      It will be the duty and responsibility of every employee to observe and comply with the Safety Rules of Pope & Talbot Wis., Inc. and in addition, to perform every duty assignment with due regard for his personal safety and that of his fellow employees.

      These rules will be enforced by every supervisor. In addition, supervision will prescribe and employees will observe other safety precautions and procedures made necessary by specific situations.

      In case of EMERGENCY involving hazard to life, a supervisor or employee in charge may suspend any of these rules which he may consider temporarily necessary to permit proper handling of the specific emergency. In any such case, the person so acting will be fully accountable for the reasonableness of his actions and for any accident or interruption resulting therefrom.

1.    Good housekeeping must be maintained at all times.

      a)    Aisles kept clear.
      b)    Materials and supplies properly stored.
      c)    Refuse and waste properly disposed of.
      d)    Spills cleaned up immediately.
      e)    Equipment and facilities kept clean and orderly.

2. Fire fighting equipment must be accessible at all times. This equipment will be used for fire fighting only.

3. Safety equipment, such as eye protection, safety hats, shoes, protective clothing, hair enclosures, etc., will be worn as directed by departmental policy.

4.    Smoking is not permitted except in authorized and posted smoking areas.

5. Safety shoes are required. Open toed shoes, sandals, tennis shoes and other shoes that do not provide adequate foot protection are prohibited. NO ONE IS TO WORK WITH LOOSE CLOTHING. Shirt tails must be tucked in at all times and if sleeves are rolled up they must be rolled above the elbow.

6.    Hair reaching the shoulders must be enclosed in a protective covering.

7. Personnel must exercise caution when moving about the mill. Running, except in case of emergency, is prohibited.

8. Throwing of items, playing practical jokes on fellow employees, or other forms of horseplay will not be tolerated.

9. All transport vehicles will be operated with full consideration for the safety of the operator and that of other drivers and pedestrians as well.

10. No one is allowed to ride on a transport other than the operator of the vehicle.

11. Employees are forbidden to use compressed air to clean clothing and for any other purpose other than in the performance of their work.

12. Employees will not operate machines which are not part of their work and to which they are not assigned.

13. Employees will avoid standing or passing under suspended loads (hoists, parent rolls, fork trucks, etc.).

14. An employee must have all guards in place while operating any machinery or equipment. If removed, they are to be immediately replaced, or the reason for not replacing them reported to the supervisor.

15. Tools, personal safety equipment, and other equipment will be kept in good, serviceable condition. They will be inspected and checked frequently and replacement or repairs made as necessary.

16. All personnel coming in contact with hazardous chemicals will familiarize themselves with the necessary safety precautions and handle all chemicals according to authorized procedures. Material Safety Data Sheets on all chemicals used in the plant are maintained in the Medical Office.

17.   Rules pertaining to lock out procedures must be followed by all personnel.

18.   Unauthorized employees must not adjust or repair electrical equipment.

19. All warning signs, bulletins, and tags are for your protection, and will be obeyed.

20. Proper lifting procedures will be followed when handling any materials or equipment. Lift with the legs, keeping the back straight.

21.   Unauthorized personnel must not enter posted restricted areas.

22.   Report unsafe conditions to your supervisor IMMEDIATELY.

23. Every accident is to be reported to your supervisor where personal injury is involved during working hours.

24. General Safety Rules are intended to cover the major kinds of work in your department, but are not necessarily complete for every occupation. Therefore, supervisors are expected to prescribe and employees to observe additional safety procedures and precautions as required.

                                IN CASE OF INJURY

      In case of injury, no matter how slight, the injured must immediately report same to his supervisor and the supervisor must make a written report to the Health & Safety Department on forms provided.

      Competent medical attention will be available for all injuries.

      The expense of any medical attention, other than that provided for by this Company or the DILHR will be paid by the injured.

      An employee who is entitled to compensation for an injury sustained in this Company's plant need not engage a lawyer. Upon application to the Company's physician, the employee will be given a form which he can himself forward to the DILHR and save himself unnecessary expense.

      ALL INJURIES MUST BE REPORTED BEFORE LEAVING COMPANY PROPERTY

                                    EXHIBIT B

                             PLANT AND COMPANY RULES

      The Company's rules for the employees are hereby mutually adopted, and it will be the duty of both parties to see that same are enforced. Such rules will be posted in each department. Any changes in rules of safety are to be posted and the Union notified of said changes.

GENERAL

      Workmen must not permit their attention to be distracted from their work by the presence of visitors in the plant or by any unusual occurrence that does not affect them personally.

      Employees must not interfere with the operation of, or tamper with, lighting or heating apparatus, or with any of the water, steam, or gas valves, telephone or time stamps in any of the departments.

      Employees must not tamper with fire extinguishers. In case it is necessary to change the location of an extinguisher, a request in writing, giving the reason for the change, will be made by the supervisor to the maintenance manager, who will issue the proper instructions, make a record of the new location and notify the persons affected.

      The painting, writing or marking of signs on doors, walls, or any part of the plant is not permitted.

VISITORS

      No visitors are permitted in the plant at any time, except with a pass properly issued according to current procedures. ALL visitors must be accompanied by a guide.

SOLICITATIONS

      No collections, subscriptions or solicitations of any kind will be made in the plant by employees or others, without the permission of the Operation Manager or his authorized representative.

TELEPHONES

      Plant or Company telephones must not be used for outgoing personal telephone calls, except in case of an emergency.

      Incoming personal telephone calls for employees will be accepted and the messages delivered to employees only when the call is of an emergency nature.

CHANGE OF ADDRESS

         Any employee moving or changing his place of residence must turn in his new address and new telephone number to the Human Resources Department promptly.

BULLETINS

      Notices must not be posted on Company property by employees except on the official bulletin boards.

      In each case permission of the Operation Manager or his authorized representative must be secured before any notice is posted.

LOITERING

      Loitering at any time around time clocks and the time office is prohibited.

LEAVING THE PLANT

      No employee is to leave the plant or work area during working hours without permission of the head of his department.

      No employee is permitted to loiter in his department after he has completed his day's work, nor allowed to visit other departments in the plant before commencing and after completing his day's work without a signed pass from the office.

      An employee is not permitted to go from one department to another, except:
(1) When going to or from his work. (2) In the discharge of his duty.

CLEANLINESS

      A clean plant is a safe plant. With this in mind, every employee should give his full cooperation in keeping our plant clean.

      1. Do not throw waste paper, such as candy bar wrappers, wrapping paper or sacks on the floor.
      2. Be sure to properly dispose of all remains of lunches eaten at the mill.
      3.    Keep the restrooms sanitary and clean.
      4.    Keep the aisles clear.
      5.    Clean up slippery or greasy places.
      6.    Do not spit on the floor.
      7.    Keep drinking fountains sanitary.
      8.    Dispose of old, discarded clothing.

      This plant is your home eight hours a day, please respect it.

EQUIPMENT

      Each employee is responsible for the cleanliness and condition of the machinery and equipment with which he works and of the location in which he works.

      Each employee is responsible for reporting to his supervisor any need for repairs to machines or equipment with which he works.

      Repeated and deliberate violation of these rules make the employee liable to disciplinary action to include two written warnings and subsequent possible discharge.

MAINTAINING ORDER

      Unnecessary and violent arguments, fighting, or playing while on duty are considered disorderly conduct.

GARNISHMENTS

      Employees who are repeatedly or habitually subjected to garnishments or attachments are subject to dismissal except as prohibited or regulated by State and Federal agencies.

STOREROOM

      No material will be issued at the storeroom without a properly signed requisition or material ticket.

REMOVAL OF ARTICLES FROM PLANT

      Nothing is to be removed from the plant without a signed release issued by an authorized person.

      Guards are instructed to enforce this rule and are authorized to inspect all packages and containers.

FALSIFICATION OF RECORDS

      The falsification of time, production or other records constitutes dishonesty and subjects the employee to immediate discharge.

CAUSES FOR IMMEDIATE DISCHARGE

      A. Bringing intoxicants into or consuming intoxicants in the mill or on mill premises.
      B.    Reporting for duty under influence of liquor.
      C.    Disobedience.
      D.    Smoking while on duty in prohibited areas.
      E. Deliberate destruction or removal of Company's or another employee's property.
      F.    Neglect of duty.
      G.    Refusal to comply with Plant and Company rules.
      H.    Disorderly conduct.
      I.    Dishonesty.
      J.    Sleeping on duty.
      K. Giving or taking a bribe of any nature as an inducement to obtaining work or retaining a position.
      L. Reading of books, magazines or newspapers while on duty, except where required in the line of duty.
      M.    Failure to report for duty without bona fide reasons.
      N.    Horseplay with air hoses or other equipment.
      O. Gambling - use of cards, dice or syndicated pools and lotteries in printed form on Company premises.
      P. Bringing firearms, concealed weapons or explosives onto Company property.
      Q. Bringing or consuming illegal drugs on the mill premises, except duly prescribed drugs.
      R. Tampering with, marking or otherwise defacing any Company notices, bulletin boards, etc.

      The foregoing are not inclusive. There are other examples of unacceptable conduct which will not limit Management in its prerogative to maintain discipline and to apply disciplinary action for misconduct that is not listed but which is properly and customarily the subject of disciplinary action. If it becomes necessary to establish additional rules, employees will be notified of such mutually adapted rules by posting them on the bulletin boards.

                                    EXHIBIT C

                                  RATE SCHEDULE
                    EFFECTIVE APRIL 1, 1997 -- MARCH 31, 2000
                            40 Hours Weekly Schedule

      The shift differential for the duration of this Agreement will be as follows:

                                      Second Shift               Third Shift
                                      ------------               -----------
         Effective April 1, 1997      $0.35     /hr.             $0.45     /hr.

      Vacation replacements as defined in Article 10, Paragraph 10.4 of this Agreement will be paid $0.50 per hour less than the rate of the job on which they are working during any period of temporary employment.

      New employees will be $0.50 per hour less than the rate of the job they are working on during the first 30 days of employment.

         Base Rate
         Effective April 1, 1997    $13.18
         Effective April 1, 1998    $13.43
         Effective April 1, 1999    $13.68

------------------------------------------------------------------------------------------------------------
CODE      JOB                            DEPARTMENT           STRUCTURE          RATE     RATE      RATE
                                                                                4/1/97   4/1/98    4/1/99
------------------------------------------------------------------------------------------------------------
1600      WTP OPERATOR BASE              PAPER MAKING         STOCK PREP          14.88    15.13     15.38
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
1601      WTP OPERATOR BASE+1            PAPER MAKING         STOCK PREP          14.97    15.22     15.47
------------------------------------------------------------------------------------------------------------
1602      WTP OPERATOR BASE+2            PAPER MAKING         STOCK PREP          15.06    15.31     15.56
------------------------------------------------------------------------------------------------------------
1603      WTP OPERATOR BASE+3            PAPER MAKING         STOCK PREP          15.15    15.40     15.65
------------------------------------------------------------------------------------------------------------
1604      WTP OPERATOR BASE+4            PAPER MAKING         STOCK PREP          15.24    15.49     15.74
------------------------------------------------------------------------------------------------------------
1605      WTP OPERATOR DNR LICENSE       PAPER MAKING         STOCK PREP          15.35    15.60     15.85
------------------------------------------------------------------------------------------------------------
1801      MATERIAL AUDITOR               PAPER CONVERTIN      LAB                 14.38    14.63     14.88
------------------------------------------------------------------------------------------------------------
1802      MATERIAL TESTER                PAPER CONVERTIN      LAB                 14.17    14.42     14.67
------------------------------------------------------------------------------------------------------------
2001      NO.1 HYDROPULPER OPERATOR      PAPER MAKING         STOCK PREP          14.64    14.89     15.14
------------------------------------------------------------------------------------------------------------
2004      NO.4&5 HYDROPULPER OPERATOR    PAPER MAKING         STOCK PREP          14.64    14.89     15.14
------------------------------------------------------------------------------------------------------------
2600      STOCK RUNNER-NO.4 SYSTEM       PAPER MAKING         STOCK PREP          15.74    15.99     16.24
------------------------------------------------------------------------------------------------------------
2604      UTILITY CHEMICAL               PAPER MAKING         STOCK PREP          13.94    14.19     14.44
------------------------------------------------------------------------------------------------------------
2701      FORKLIFT DRIVERS-YARD          PAPER MAKING         YARD                14.64    14.89     15.14
------------------------------------------------------------------------------------------------------------
3004      CLEAN-UP/UTILITY               PAPER MAKING         SANITATION          13.33    13.58     13.83
------------------------------------------------------------------------------------------------------------
3008      GENERAL CLEAN-UP               PAPER MAKING         SANITATION          13.18    13.43     13.68
------------------------------------------------------------------------------------------------------------
3010      PROCESS SPECIALIST             PAPER MAKING         SANITATION          14.54    14.79     15.04
------------------------------------------------------------------------------------------------------------
3301      MACHINE TENDER NO.3            PAPER MAKING         PAPER MACHINE       16.80    17.05     17.30
------------------------------------------------------------------------------------------------------------
3302      BACK TENDER NO.3               PAPER MAKING         PAPER MACHINE       16.13    16.38     16.63
------------------------------------------------------------------------------------------------------------
3303      THIRD HAND NO.3                PAPER MAKING         PAPER MACHINE       15.73    15.98     16.23
------------------------------------------------------------------------------------------------------------
3304      FOURTH HAND NO.3               PAPER MAKING         PAPER MACHINE       14.88    15.13     15.38
------------------------------------------------------------------------------------------------------------
3501      MACHINE TENDER NO.5            PAPER MAKING         PAPER MACHINE       17.05    17.30     17.55
------------------------------------------------------------------------------------------------------------
3502      BACK TENDER NO.5               PAPER MAKING         PAPER MACHINE       16.44    16.69     16.94
------------------------------------------------------------------------------------------------------------
3503      THIRD HAND NO.5                PAPER MAKING         PAPER MACHINE       15.78    16.03     16.28
------------------------------------------------------------------------------------------------------------
3504      FOURTH HAND NO.5               PAPER MAKING         PAPER MACHINE       15.21    15.46     15.71
------------------------------------------------------------------------------------------------------------
3508      UTILITY/PAPER MACH             PAPER MAKING         PAPER MACHINE       14.20    14.45     14.70
------------------------------------------------------------------------------------------------------------
3702      FRONT END LOADER OPR.          PAPER MAKING         YARD                13.44    13.69     13.94
------------------------------------------------------------------------------------------------------------
3703      YARD LABOR                     PAPER MAKING         YARD                13.18    13.43     13.68
------------------------------------------------------------------------------------------------------------
4045      FACIAL MACHINE OPER, LEVEL 3   PAPER CONVERTIN      PAPER PRODUCTS      14.73    14.98     15.23
------------------------------------------------------------------------------------------------------------
4049      FACIAL UTILITY/CLEAN-UP        PAPER CONVERTIN      PAPER PRODUCTS      13.94    14.19     14.44
------------------------------------------------------------------------------------------------------------
4050      BACKSTAND OPR/MAINT. RELIEF    PAPER CONVERTIN      PAPER PRODUCTS      14.15    14.40     14.65
------------------------------------------------------------------------------------------------------------
4304      HEAD PRINTER                   PAPER CONVERTIN      PRINTING            15.00    15.25     15.50
------------------------------------------------------------------------------------------------------------
4305      PRINTER OPERATOR/MAINTENANCE   PAPER CONVERTIN      PRINTING            14.49    14.74     14.99
------------------------------------------------------------------------------------------------------------
4501      MAINT. SUPPORT [START-No Exp]  PAPER CONVERTIN      PAPER PRODUCTS      14.02    14.27     14.52
------------------------------------------------------------------------------------------------------------
4502      MAINT. SUPPORT [90 N.E.]       PAPER CONVERTIN      PAPER PRODUCTS      14.33    14.58     14.83
------------------------------------------------------------------------------------------------------------
4503      MAINT. SUPPORT [180 N.E.]      PAPER CONVERTIN      PAPER PRODUCTS      14.52    14.77     15.02
------------------------------------------------------------------------------------------------------------
4504      MAINT. SUPPORT [270 NE-]       PAPER CONVERTIN      PAPER PRODUCTS      14.73    14.98     15.23
------------------------------------------------------------------------------------------------------------
4505      MAINT. SUPPORT [360 NE]        PAPER CONVERTIN      PAPER PRODUCTS      14.97    15.22     15.47
------------------------------------------------------------------------------------------------------------
4506      MAINT. SUPPORT [450 NE]        PAPER CONVERTIN      PAPER PRODUCTS      15.17    15.42     15.67
------------------------------------------------------------------------------------------------------------
4507      MAINT. SUPPORT [540 NE]        PAPER CONVERTIN      PAPER PRODUCTS      15.40    15.65     15.90
------------------------------------------------------------------------------------------------------------
4508      MAINT. SUPPORT [TOP RATE]      PAPER CONVERTIN      PAPER PRODUCTS      15.63    15.88     16.13
------------------------------------------------------------------------------------------------------------
4509      MATERIAL SUPPORT OPERATOR      PAPER CONVERTIN      PAPER PRODUCTS      14.15    14.40     14.65
------------------------------------------------------------------------------------------------------------
4510      NAPKIN SYSTEM LEVEL 1          PAPER CONVERTIN      PAPER PRODUCTS      14.27    14.52     14.77
------------------------------------------------------------------------------------------------------------
4511      NAPKIN SYSTEM LEVEL 2          PAPER CONVERTIN      PAPER PRODUCTS      14.35    14.60     14.85
------------------------------------------------------------------------------------------------------------
4512      NAPKIN SYSTEM LEVEL 3          PAPER CONVERTIN      PAPER PRODUCTS      14.47    14.72     14.97
------------------------------------------------------------------------------------------------------------
4513      BRT SYSTEM LEVEL 1             PAPER CONVERTIN      PAPER PRODUCTS      14.59    14.84     15.09
------------------------------------------------------------------------------------------------------------
4514      BRT SYSTEM LEVEL 2             PAPER CONVERTIN      PAPER PRODUCTS      14.64    14.89     15.14
------------------------------------------------------------------------------------------------------------
4515      BRT SYSTEM LEVEL 3             PAPER CONVERTIN      PAPER PRODUCTS      14.84    15.09     15.34
------------------------------------------------------------------------------------------------------------
4516      HHT SYSTEM LEVEL 1             PAPER CONVERTIN      PAPER PRODUCTS      14.64    14.89     15.14
------------------------------------------------------------------------------------------------------------
4517      HHT SYSTEM LEVEL 2             PAPER CONVERTIN      PAPER PRODUCTS      14.74    14.99     15.24
------------------------------------------------------------------------------------------------------------
4518      HHT SYSTEM LEVEL 3             PAPER CONVERTIN      PAPER PRODUCTS      14.93    15.18     15.43
------------------------------------------------------------------------------------------------------------
4526      MEZZANINE SUPPORT              PAPER CONVERTIN      PAPER PRODUCTS      14.17    14.42     14.67
------------------------------------------------------------------------------------------------------------
4527      MEZZANINE SUPPORT              PAPER CONVERTIN      PAPER PRODUCTS      14.17    14.42     14.67
------------------------------------------------------------------------------------------------------------
5010      ULF OPERATOR/MAINTENANCE       PAPER CONVERTIN      SHIPPING            14.52    14.77     15.02
------------------------------------------------------------------------------------------------------------
5013      WAREHOUSE DRIVER               PAPER CONVERTIN      SHIPPING            14.12    14.37     14.62
------------------------------------------------------------------------------------------------------------
5015      UTILITY COORDINATOR            PAPER CONVERTIN      SHIPPING            14.12    14.37     14.62
------------------------------------------------------------------------------------------------------------
5016      WAREHOUSE DRIVER/ULF           PAPER CONVERTIN      SHIPPING            14.12    14.37     14.62
------------------------------------------------------------------------------------------------------------
5017      SPOTTER DRIVER/UTILITY         PAPER CONVERTIN      SHIPPING            14.12    14.37     14.62
------------------------------------------------------------------------------------------------------------
6002      SAMPLES CELL & MISC WAREHOUSE  PAPER CONVERTIN      WAREHSE & REC.      13.83    14.08     14.33
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
6004      RECEIVING                      PAPER CONVERTIN      WAREHSE & REC.      14.05    14.30     14.55
------------------------------------------------------------------------------------------------------------
6005      CENTRAL STORE/RECEIVING CLERK  PAPER CONVERTIN      WAREHOUSE           13.73    13.98     14.23
------------------------------------------------------------------------------------------------------------
7000      MILLWRIGHT                     CENTRAL MAINT.       MILLWRIGHT          16.25    16.50     16.75
------------------------------------------------------------------------------------------------------------
7001      MILLWRIGHT + 1 CRAFT           CENTRAL MAINT.       MILLWRIGHT          16.50    16.75     17.00
------------------------------------------------------------------------------------------------------------
7002      MILLWRIGHT +2 CRAFTS           CENTRAL MAINT.       MILLWRIGHT          16.75    17.00     17.25
------------------------------------------------------------------------------------------------------------
7100      ELECTRICIAN                    CENTRAL MAINT.       ELECTRICIAN         16.25    16.50     16.75
------------------------------------------------------------------------------------------------------------
7101      ELECTRICIAN + 1 CRAFT          CENTRAL MAINT.       ELECTRICIAN         16.50    16.75     17.00
------------------------------------------------------------------------------------------------------------
7102      ELECTRICIAN + 2 CRAFTS         CENTRAL MAINT.       ELECTRICIAN         16.75    17.00     17.25
------------------------------------------------------------------------------------------------------------
7200      MACHINIST                      CENTRAL MAINT.       MACHINE SHOP        16.25    16.50     16.75
------------------------------------------------------------------------------------------------------------
7201      MACHINIST + 1 CRAFT            CENTRAL MAINT.       MACHINE SHOP        16.50    16.75     17.00
------------------------------------------------------------------------------------------------------------
7202      MACHINIST + 2 CRAFTS           CENTRAL MAINT.       MACHINE SHOP        16.75    17.00     17.25
------------------------------------------------------------------------------------------------------------
7300      PIPEFITTER                     CENTRAL MAINT.       PIPE SHOP           16.25    16.50     16.75
------------------------------------------------------------------------------------------------------------
7301      PIPEFITTER + 1 CRAFT           CENTRAL MAINT.       PIPE SHOP           16.50    16.75     17.00
------------------------------------------------------------------------------------------------------------
7302      PIPEFITTER + 2 CRAFTS          CENTRAL MAINT.       PIPE SHOP           16.75    17.00     17.25
------------------------------------------------------------------------------------------------------------
7400      CONSTRUCTION                   CENTRAL MAINT.       CONSTRUCTION        16.25    16.50     16.75
------------------------------------------------------------------------------------------------------------
7401      CONSTRUCTION + 1 CRAFT         CENTRAL MAINT.       CONSTRUCTION        16.50    16.75     17.00
------------------------------------------------------------------------------------------------------------
7402      CONSTRUCTION + 2 CRAFTS        CENTRAL MAINT.       CONSTRUCTION        16.75    17.00     17.25
------------------------------------------------------------------------------------------------------------
7500      OILER                          CENTRAL MAINT.       OILER               16.25    16.50     16.75
------------------------------------------------------------------------------------------------------------
7501      OILER + 1 CRAFT                CENTRAL MAINT.       OILER               16.50    16.75     17.00
------------------------------------------------------------------------------------------------------------
7502      OILER + 2 CRAFTS               CENTRAL MAINT.       OILER               16.75    17.00     17.25
------------------------------------------------------------------------------------------------------------
7600      INSTRUMENTATION TECH           CENTRAL MAINT.       INSTRUMENTATIO      16.25    16.50     16.75
------------------------------------------------------------------------------------------------------------
7601      INSTRUMENTATION TECH + 1       CENTRAL MAINT.       INSTRUMENTATIO      16.50    16.75     17.00
          CRAFT
------------------------------------------------------------------------------------------------------------
7602      INSTRUMENTATION TECH +2        CENTRAL MAINT.       INSTRUMENTATIO      16.75    17.00     17.25
          CRAFTS
------------------------------------------------------------------------------------------------------------
7800      WELDER                         CENTRAL MAINT.       MACHINE SHOP        16.25    16.50     16.75
------------------------------------------------------------------------------------------------------------
7801      WELDER + 1 CRAFT               CENTRAL MAINT.       MACHINE SHOP        16.50    16.75     17.00
------------------------------------------------------------------------------------------------------------
7802      WELDER + 2 CRAFTS              CENTRAL MAINT.       MACHINE SHOP        16.75    17.00     17.25
------------------------------------------------------------------------------------------------------------
7901      1ST YEAR APPRENTICE            CENTRAL MAINT.       MAINTENANCE         14.72    14.97     15.22
------------------------------------------------------------------------------------------------------------
7902      2ND YEAR APPRENTICE            CENTRAL MAINT.       MAINTENANCE         15.09    15.34     15.59
------------------------------------------------------------------------------------------------------------
7903      THIRD YEAR APPRENTICE          CENTRAL MAINT.       MAINTENANCE         15.49    15.74     15.99
------------------------------------------------------------------------------------------------------------
7904      FOURTH YEAR APPRENTICE         CENTRAL MAINT.       MAINTENANCE         15.89    16.14     16.39
------------------------------------------------------------------------------------------------------------
8001      STEAM PLANT OPERATOR           PAPER MAKING         STEAM PLANT         14.88    15.13     15.38
------------------------------------------------------------------------------------------------------------
8002      STEAM PLANT OPERATOR-LICENSED  PAPER MAKING         STEAM PLANT         15.35    15.60     15.85
--------- ------------------------------ -------------------- ------------------- -------- --------- -------

      Spare supervisor rates will be $0.15 higher than the highest regular rate within the Department.
      Spare tour boss rates will be $0.20 higher than the highest regular rate within the Department.
      Spare maintenance supervisor rates will be $0.35 higher than the highest regular rate within the Department.

                                    EXHIBIT D

                                INSURANCE SUMMARY

1. All full-time employees and their dependents are eligible for the following health and dental benefits after meeting the eligibility requirements of Article 23.

2.    There are currently two medical plans.

            Pope & Talbot Medical/Dental Plan

      o     The individual deductible will change from $100 with a family limit of $300 to $250 with a family limit of $750 per calendar year.
      o     The individual out-of-pocket expense limit, after the deductible is satisfied, will be $250 per person/$750 per family of covered expense in a calendar year.
      o     This plan will remain at 90/10 through the contract

            Pope & Talbot Dental Plan (NO medical)

      o     There are no plan changes

            Valley Medical Plan

      o There are no plan changes, except that the Company, in consultation with the Cost Containment committee, reserves the right to change carriers provided the new plan is comparable.

            Contributions (all plans)

      o Employee contribution of $5/week will be required from employees who enroll in the Wausau Medical/Dental plan or the Valley Medical Plan.

            All employees will be given the option of paying the required premium contributions on a pre-tax basis through a salary reduction arrangement as provided by Internal Revenue Code Section 125.

            Future Changes

      o     Contributions (effective January 1, 1998, through December 31, 1998)

            * Employee contributions of $6/week will be required from employees who enroll in the

                  Wausau Medical/Dental Plan or the Valley Medical Plan.

      o     Contributions (effective January 1, 1999, through December 31, 1999)

            * Employee contributions of $8/week will be required from employees who enroll in the

                  Wausau Medical/Dental Plan or the Valley Medical Plan.

            b)    Same as above

            c) The Eau Claire/Chippewa Health Protection Plan - Provider Choice. This plan is fully described in the Summary Plan Description which will be updated and given to employees. This is policy #7779-03-010001 with Wausau Insurance Companies.

            d) The Midelfort Health Maintenance Plan. This plan is fully described in the Summary Plan Description given to employees. This is policy #456 with the Midelfort Clinic, Inc.

3. The dental plan is the Smile Plan and is fully described in the Summary Plan Booklet given to employees. This plan will also have changes made effective January 1, 1994 and new Summary Plan Descriptions will be issued. This is policy #7771-04-010001 with Wausau Insurance Companies.

4. Effective April 1, 1997 - March 31, 2000, the Accident & Sickness benefit is provided as part of the health plans and is described in the Summary Plan Description. The current level is $370/week.

5. The prescription drug plan will be a part of the Eau Claire/Chippewa Health Protection Plan - Provider Choice. The deductible will be $10.00 for branded drugs or $5.00 for generic drugs. The program will be described in the updated Summary Plan Description. The prescription drug plan under the Midelfort Health Maintenance Plan will apply when employees elect coverage under that plan.

6. All active full-time employees after meeting the eligibility requirements in Article 23 are eligible for life and AD&D insurance amounts as follows:

         Effective April 1993 and through the duration of this Agreement
                                    Term Life
                        Accidental Death & Dismemberment

7. Retired employees are eligible for $3,750 of life insurance coverage. The life insurance coverage for both active and retired employees is carried by the Principal Mutual Life Insurance Company (formerly The Bankers Life Company) and is policy number GL 28430-1B.

8. Retired employees and spouses are also eligible for health and dental coverage as described in Article 23.

                                    EXHIBIT E

VACANCY PROGRESSION The following job listings represent the normal upward movement of employees to temporarily perform the duties of the next higher job in the list to provide the skills necessary to maintain productivity on equipment during those times when a person in a job is temporarily absent for sickness, vacation, etc., and are the progressions referred to in Article 10, Paragraph 10.2 and its sub-paragraph.

      Employees will receive the rate of the job to which they have temporarily moved up.

                                 PAPER MACHINES

                                 Machine Tender

                                   Back Tender

                                   Third Hand

                                   Fourth Hand

                                   Fifth Hand

                          MAINTENANCE -- BY CRAFT LINE

                                   Journeyman

                               Level 4 Apprentice

                               Level 3 Apprentice

                               Level 2 Apprentice

                               Level 1 Apprentice

                               Maintenance Helper



                                   BOX FACIAL

                 Facial Machine Operator Level 3 (Head Operator)

                          Backstand - - - - - - Utility


                             BATHROOM TISSUE SYSTEMS

                  Winder Operator - - - - - - Wrapper Operator

                               Casepacker Operator

                                 NAPKIN SYSTEMS

                                System Operators

                            MATERIAL SUPPORT SYSTEMS

                                Mezzanine Support
                        (Core Machine & Sealer Operator)

                           Material Support (Utility)

                            Material Handler/Utility

                               MAINTENANCE SUPPORT

             Maintenance Support - - - - - - Lubrication Specialist

                                Machine Operator

                                    PRINTING

                                  Head Printer

                          Printer Operator/Maintenance


                                STOCK PREPARATION

                                  Stock Runner

                                 Pulper Operator

                                    SHIPPING

                       Spotter Driver/Utility-Coordinator

                Warehouse Driver/ULF - - - - - - Warehouse Driver

                             WAREHOUSE AND RECEIVING

                                  Truck Driver

                                    Receiver

      Jobs not listed in these progressions and the bottom jobs in each progression will be filled with Labor Pool employees.

                                      --A--

ABSENCE                                        28
ADJUSTMENT OF GRIEVANCES                        4
arbitration                                     5

                                      --B--

BULLETIN BOARDS                                38
BULLETINS                                      45

                                      --C--

CALL TIME                                      24
CAUSES FOR IMMEDIATE DISCHARGE                 46
CENTRAL MAINTENANCE FLEXIBILITY                39
CHANGE OF ADDRESS                              45
CHEMICAL ABUSE                                 17
CLEANLINESS                                    46
COMPANY AFFAIRS AND PROCESSES                  41
Company Seniority                               6
Continuous Run Operations                      16

                                      --D--

Day Workers                                    16
   Starting and Stopping Work                  16
Department Consolidation                        6

                                      --E--

EDUCATIONAL EXPENSES                           38
END OF THE YEAR BONUS                          38
EQUIPMENT                                      46
Essential Services                             16
Exchanging Shifts                              15

                                      --F--

FALSIFICATION OF RECORDS                       46
Filling Permanent Vacancies                     9
Filling Temporary Vacancies                    10
FUNERAL LEAVE                                  27

                                      --G--

GARNISHMENTS                                   46
GENERAL PURPOSES OF AGREEMENT                   3

                                      --H--

Health Care Cost Containment                   35
holiday
   Maintenance Work                            30
HOLIDAYS                                       30
   running notice                              30
HOURS AND SCHEDULING                           14

                                      --I--

IN CASE OF INJURY                              44
INSURANCE                                      33
   A&S                                         50
   Accident & Sickness                         35
   Active Employees - Duration                 34
   Contributions                               50
   Death of Employee                           34
   Dental                                      50
   Disability Benefits                         34
   Drugs                                       50
   Future Changes                              50
   Life/AD&D                                   50
   Retired Employees                           35
   Summary                                     49
Insurance, A&S
   Vacation                                    33

                                      --J--

JOB ALLOCATION                                  9
JOINTNESS AGREEMENT                            40
JURY DUTY                                      29

                                      --L--

Labor Pool                                      7
LAYOFF AND RECALL                               8
LEAVING THE PLANT                              45
Levels of pay
   Converting                                  19
LOITERING                                      45
Loss of Seniority                               8

                                      --M--

MAINTAINING ORDER                              46
Maintenance Apprenticeship                     12
meals                                          15
Millwide seniority                              6

                                      --N--

NON-DISCRIMINATION                              4

                                      --O--

OUTSIDE CONTRACTORS                            27
OVERTIME                                   24, 26
   Central Maintenance                         26
   emergency, unplanned                        25
   Required Weekend                            25

                                      --P--

Paper Machine Seniority                         7
Pay Practices                                  20
PENSION PLAN                                   36
permanent reduction in force                    7
Physician's Work Restrictions                  13
PLANT AND COMPANY RULES                        45
Premium Days                                   24
PREMIUM PAY                                    24
Profit Sharing Plan                            19
Protection of Seniority                        12

                                      --R--

RATE SCHEDULE                                  47
Recall from temporary layoff                    8
RECOGNITION                                     3
Relief Electrical Operator                     11
Relief Positions                               10
REMOVAL OF ARTICLES FROM PLANT                 46
REPORTING TIME                                 24
Required Daily Overtime                        25
Retirement Savings, 401(k) Plan                23
Retirement Savings,401(k) Plan                 23

                                      --S--

SAFETY EQUIPMENT                               39
SAFETY RULES                                   43
Scheduling Changes                             15
SENIORITY                                       6
SERVICE AND SAVINGS CLAUSE                     38
Severance Plan                                 23
shift
   start time                                  24
Shift Workers
   Starting and Stopping Work                  15
Shifts                                         15
SOLICITATIONS                                  45
Speed Clause                                   21
Steam Plant Licensing                          13
STOREROOM                                      46
STRIKES AND LOCKOUTS                            4
successful bids                                 9

                                      --T--

TELEPHONES                                     45
temporary reduction in force                    7
TERMS OF AGREEMENT                              2
TIME KEEPING                                   16
TOOL REPLACEMENT                               38
training rate                                  19

                                      --U--

UNION MEMBERSHIP                                3

                                      --V--

vacancies that occur during the week            8
VACANCY PROGRESSION                            51
vacation
   Hours of Pay                                32
   long way                                    32
   pay                                         33
   prorate                                     32
   schedule                                    32
Vacation Replacements                          11
VACATIONS                                      31
   cancellation                                32
VISITORS                                       45
Voluntary layoffs                               8

                                      --W--

Wage Retention                                 20
WAGES                                          19
Waste Treatment Plant Operator Licensing       13
Wire Change
   Manning                                     22
Wire Time                                      21
Work Week and Running Schedule                 14
Worker's Comp
   Vacation                                    33